Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

)
In re:	)	Chapter 11
)
GENON ENERGY, INC., et al.,(1))		Case No. 17-33695 (DRJ)
)
Debtors.	)	(Jointly Administered)
)

AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF GENON ENERGY, INC. AND ITS DEBTOR AFFILIATES

James H.M. Sprayregen, P.C. (admitted pro hac vice)		Zack A. Clement (Texas Bar No. 04361550)
David R. Seligman, P.C. (admitted pro hac vice)		ZACK A. CLEMENT PLLC
Steven N. Serajeddini (admitted pro hac vice)		3753 Drummond Street
W. Benjamin Winger (admitted pro hac vice)		Houston, Texas 77025
Christopher M. Hayes (admitted pro hac vice)		Telephone:	(832) 274-7629
KIRKLAND & ELLIS LLP		Email:	zack.clement@icloud.com
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle
Chicago, Illinois 60654
Telephone:	(312) 862-2000
Facsimile:	(312) 862-2200

-and-

AnnElyse Scarlett Gibbons (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Co-Counsel to the Debtors and Debtors in Possession
Dated: September 18, 2017

(1)         The Debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, are:  GenOn Energy, Inc. (5566); GenOn Americas Generation, LLC (0520); GenOn Americas Procurement, Inc. (8980); GenOn Asset Management, LLC (1966); GenOn Capital Inc. (0053); GenOn Energy Holdings, Inc. (8156); GenOn Energy Management, LLC (1163); GenOn Energy Services, LLC (8220); GenOn Fund 2001 LLC (0936); GenOn Mid-Atlantic Development, LLC (9458); GenOn Power Operating Services MidWest, Inc. (3718); GenOn Special Procurement, Inc. (8316); Hudson Valley Gas Corporation (3279); Mirant Asia-Pacific Ventures, LLC (1770); Mirant Intellectual Asset Management and Marketing, LLC (3248); Mirant International Investments, Inc. (1577); Mirant New York Services, LLC (N/A); Mirant Power Purchase, LLC (8747); Mirant Wrightsville Investments, Inc. (5073); Mirant Wrightsville Management, Inc. (5102); MNA Finance Corp. (8481); NRG Americas, Inc. (2323); NRG Bowline LLC (9347); NRG California North LLC (9965); NRG California South GP LLC (6730); NRG California South LP (7014); NRG Canal LLC (5569); NRG Delta LLC (1669); NRG Florida GP, LLC (6639); NRG Florida LP (1711); NRG Lovett Development I LLC (6327); NRG Lovett LLC (9345); NRG New York LLC (0144); NRG North America LLC (4609); NRG Northeast Generation, Inc. (9817); NRG Northeast Holdings, Inc. (9148); NRG Potrero LLC (1671); NRG Power Generation Assets LLC (6390); NRG Power Generation LLC (6207); NRG Power Midwest GP LLC (6833); NRG Power Midwest LP (1498); NRG Sabine (Delaware), Inc. (7701); NRG Sabine (Texas), Inc. (5452); NRG San Gabriel Power Generation LLC (0370); NRG Tank Farm LLC (5302); NRG Wholesale Generation GP LLC (6495); NRG Wholesale Generation LP (3947); NRG Willow Pass LLC (1987); Orion Power New York GP, Inc. (4975); Orion Power New York LP, LLC (4976); Orion Power New York, L.P. (9521); RRI Energy Broadband, Inc. (5569); RRI Energy Channelview (Delaware) LLC (9717); RRI Energy Channelview (Texas) LLC (5622); RRI Energy Channelview LP (5623); RRI Energy Communications, Inc. (6444); RRI Energy Services Channelview LLC (5620); RRI Energy Services Desert Basin, LLC (5991); RRI Energy Services, LLC (3055); RRI Energy Solutions East, LLC (1978); RRI Energy Trading Exchange, Inc. (2320); and RRI Energy Ventures, Inc. (7091).  The Debtors’ service address is:  804 Carnegie Center, Princeton, New Jersey 08540.

W.	Employee and Retiree Obligations	36
X.	Exemption from Registration Requirements	36
Y.	Payment of Restructuring Expenses	37

ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		37
A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	37
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	38
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	38
D.	Insurance Policies	39
E.	Indemnification Obligations	39
F.	Modifications, Amendments, Supplements, Restatements, or Other Agreements	39
G.	Reservation of Rights	39
H.	Nonoccurrence of Effective Date	39
I.	Contracts and Leases Entered Into After the Petition Date	40

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS		40
A.	Timing and Calculation of Amounts to Be Distributed	40
B.	Distribution Agent	40
C.	Rights and Powers of Distribution Agent	41
D.	Delivery of Distributions	41
E.	Manner of Payment	43
F.	Compliance with HSR Act	43
G.	Compliance with Tax Requirements	43
H.	Allocations	43
I.	No Postpetition or Default Interest on Claims	43
J.	Setoffs and Recoupment	44
K.	Claims Paid or Payable by Third Parties	44

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS		45
A.	Allowance of Claims and Interests	45
B.	Claims and Interests Administration Responsibilities	45
C.	Estimation of Claims and Interests	45
D.	Adjustment to Claims Without Objection	45
E.	Time to File Objections to Claims	46
F.	Disallowance of Claims	46
G.	Amendments to Claims; Additional Claims	46
H.	No Distributions Pending Allowance	46
I.	Distributions After Allowance	46
J.	No Interest	46

ARTICLE VIII THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE		47
A.	Liquidating Trust Creation	47
B.	Purpose of the Liquidating Trust	47
C.	Transfer of Assets to the Liquidating Trust	47
D.	Tax Treatment of the Liquidating Trust	47
E.	Insurance	48
F.	Termination of the Liquidating Trust	48
G.	Transfer of Beneficial Interests	48
H.	Termination of the Liquidating Trustee	49
I.	Exculpation; Indemnification	49

ARTICLE IX SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		49
A.	Compromise and Settlement of Claims, Interests, and Controversies	49
B.	Discharge of Claims	49
C.	Term of Injunctions or Stays	50
D.	Release of Liens	50

iii

E.	Debtor Release	50
F.	Third-Party Release	51
G.	Exculpation	51
H.	Injunction	52
I.	Protection Against Discriminatory Treatment	52
J.	Reimbursement or Contribution	52
K.	Document Retention	52

ARTICLE X CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		53
A.	Conditions Precedent to Confirmation of the Plan	53
B.	Conditions Precedent to the Effective Date	54
C.	Waiver of Conditions Precedent	54
D.	Substantial Consummation	55
E.	Effect of Non-Occurrence of Conditions to Consummation	55

ARTICLE XI MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		55
A.	Modification of Plan	55
B.	Effect of Confirmation on Modifications	55
C.	Revocation or Withdrawal of the Plan	55

ARTICLE XII RETENTION OF JURISDICTION		56

ARTICLE XIII MISCELLANEOUS PROVISIONS		57
A.	Immediate Binding Effect	57
B.	Additional Documents	58
C.	Reservation of Rights	58
D.	Successors and Assigns	58
E.	Service of Documents	58
F.	Entire Agreement	59
G.	Plan Supplement Exhibits	59
H.	Nonseverability of Plan Provisions	60
I.	Votes Solicited in Good Faith	60
J.	Waiver or Estoppel	60
K.	Closing of Chapter 11 Cases	60

iv

INTRODUCTION

GenOn Energy, Inc. (“GenOn”) and its debtor affiliates, as debtors and debtors in possession (each, a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (together with the documents comprising the Plan Supplement, the “Plan”) for the resolution of outstanding Claims against, and Interests in, the Debtors.  Capitalized terms used and not otherwise defined shall have the meanings ascribed to such terms in Article I.A hereof.  Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, and the Plan constitutes a separate plan of reorganization for each of the Debtors.

ALL HOLDERS OF CLAIMS AND INTERESTS, TO THE EXTENT APPLICABLE, ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I
DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.                                     Defined Terms

1.                                      “7.875% GenOn Notes” means the 7.875% Senior Notes due 2017 issued pursuant to that certain Fifth Supplemental Indenture to the 7.875% GenOn Notes Indenture, dated December 22, 2004.

2.                                      “7.875% GenOn Notes Indenture” means that certain Indenture, dated December 22, 2004, by and among GenOn, as issuer, and Wilmington Trust, as indenture trustee (as amended, modified, or otherwise supplemented from time to time), providing for the issuance of the 7.875% GenOn Notes.

3.                                      “8.50% GAG Notes” means the 8.50% Senior Notes due 2021 issued pursuant to that certain Fifth Supplemental Indenture to the GAG Notes Indenture, dated October 9, 2001.

4.                                      “9.125% GAG Notes” means the 9.125% Senior Notes due 2031 issued pursuant to that certain Third Supplemental Indenture to the GAG Notes Indenture, dated May 1, 2001.

5.                                      “9.50% and 9.875% GenOn Notes Indenture” means that certain Indenture, dated October 4, 2010, by and among GenOn, as issuer, and Wilmington Trust, as indenture trustee (as amended, modified, or otherwise supplemented from time to time), providing for the issuance of the 9.50% GenOn Notes and the 9.875% GenOn Notes.

6.                                      “9.50% GenOn Notes” means the 9.50% Senior Notes due 2018 issued under the 9.50% and 9.875% GenOn Notes Indenture.

7.                                      “9.875% GenOn Notes” means the 9.875% Senior Notes due 2020 issued under the 9.50% and 9.875% GenOn Notes Indenture.

8.                                      “Accrued Professional Compensation Claims” means, at any given time, all Claims for accrued, contingent, and/or unpaid fees and expenses allowable before the Confirmation Date by any retained Professional in the Chapter 11 Cases that the Bankruptcy Court has not denied by Final Order; provided, however, that any such fees and expenses (a) have not been previously paid (regardless of whether a fee application has been filed with the Bankruptcy Court for any such amount) and (b) have not been applied against any retainer that has been provided to such Professional.  To the extent that the Bankruptcy Court or any higher court of competent jurisdiction denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation Claims.  For the avoidance of doubt, Accrued Professional Compensation Claims include unbilled fees and expenses incurred on account of services provided by Professionals that have not yet been submitted for payment, except to the extent that such fees and expenses are either denied or reduced by a Final Order by the Court or any higher court of competent jurisdiction.

9.                                      “Administrative Claim” means a Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date and before the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Accrued Professional Compensation Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of the Judicial Code.

10.                               “Administrative Claims Bar Date” means the deadline for filing requests for payment of Administrative Claims (other than Professional Fee Claims), which shall be the later of (a) the deadline established by the Bankruptcy Court and (b) the first Business Day that is 30 days following the Effective Date; provided that the Administrative Claims Bar Date shall not apply to claims entitled to administrative priority that arise on or after the Petition Date in the ordinary course of the Debtors’ businesses.

11.                               “Adverse GAG Treatment Event” means (a) any alteration of the GAG Agreed Treatment, or (b) any act by any of the Parties that has a non-de minimis effect on the Debtors’ ability to provide the GAG Agreed Treatment.

12.                               “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code, if such Person was a debtor in a case under the Bankruptcy Code.

13.                               “Aggregate L/C Commitment” means an amount not to exceed $330 million.

14.                               “Allowed” means with respect to any Claim, except as otherwise provided herein: (a) a Claim or Interest as to which no objection has been filed and that is evidenced by a Proof of Claim or Interest timely filed by the Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Court a Proof of Claim or Interest is not or shall not be required to be filed); (b) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim Allowed pursuant to the Plan, any stipulation approved by the Court, any contract, instrument, indenture, or other agreement entered into or assumed in connection with the Plan, or a Final Order of the Court; provided that with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court, or such an objection is so interposed and the Claim, as applicable, shall have been Allowed by a Final Order.  Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim or Interest is or has been timely filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Court.  Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.  For the avoidance of doubt, a Proof of Claim or Interest filed after the Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim.  “Allow” and “Allowing” shall have correlative meanings.

15.                               “Assumed Executory Contracts and Unexpired Leases” means those Executory Contracts and Unexpired Leases to be assumed by the applicable Reorganized Debtors, as set forth on the Assumed Executory Contract and Unexpired Lease List.

16.                               “Assumed Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, subject to the applicable approval rights under the Restructuring Support Agreement, as applicable, of Executory Contracts and Unexpired Leases (with proposed cure amounts) that will be assumed by the Reorganized Debtors, which list shall be included in the Plan Supplement.

17.                               “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims and Causes of Actions that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under chapter 5 of the Bankruptcy Code or under similar or related state or federal statutes and common law.

18.                               “Backstop Commitment” means the commitment of the Backstop Parties to backstop an offering of New Senior Secured Notes, as set forth in the Backstop Commitment Letter.

19.                               “Backstop Commitment Letter” means that certain backstop commitment letter, and all exhibits thereto, entered into by GenOn, GAG, and the Backstop Parties, and the other parties thereto contemporaneously with execution of the Restructuring Support Agreement.

20.                               “Backstop Fee” means (a) to each Group A Backstop Party its pro rata share of $15,000,000 based on its commitment percentage and (b) to each Group B Backstop Party its pro rata share of $30,000,000 based on its commitment percentage.

21.                               “Backstop Financing” means the backstop for the Exit Financing provided by the Backstop Parties.

22.                               “Backstop Financing Term Sheet” means the term sheet attached as Exhibit A to the Backstop Commitment Letter, which sets forth the material terms of the Backstop Financing.

23.                               “Backstop Parties” means the parties to the Backstop Commitment Letter that hold the Backstop Commitments.

24.                               “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101—1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

25.                               “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having jurisdiction over the Chapter 11 Cases.

26.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of the Judicial Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

27.                               “Bar Date” means the date established by the Bankruptcy Court by which Proofs of Claim must be filed with respect to such Claims, as may be ordered by the Bankruptcy Court.

28.                               “Beneficiaries” means, each in their capacity as such, Holders of GenOn Notes Claims and such other Holders of Claims that are to be satisfied with post-Effective Date distributions from the Liquidating Trust Assets as determined by the Debtors with the consent of the GenOn Steering Committee, such consent not to be unreasonably withheld, and, as applicable, in consultation with the Purchaser.

29.                               “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday, as defined in Bankruptcy Rule 9006(a).

30.                               “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

31.                               “Causes of Action” means any action, claim, Claim, cause of action, controversy, demand, right, action, Lien, indemnity, Interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law, or in equity or pursuant to any other theory of law.  For the avoidance of doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury; and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

32.                               “Chapter 11 Cases” means when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and when used with reference to all the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

33.                               “Citibank” means, collectively, Citibank, N.A., in its capacity as issuing bank and secured party under the Citibank LC Facility, Citigroup Global Markets Inc., in its capacity as sole lead arranger and sole bookrunner under the Citibank LC Facility, and any affiliate of Citibank, N.A. that is party to any of the Citi Reimbursement Documents.

34.                               “Citibank LC Facility” means that certain fully cash collateralized letter of credit facility governed by the Citi Reimbursement Documents, including that certain Letter of Credit Agreement, dated as of July 14, 2017, among GenOn, Citibank, N.A., as issuing bank, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

35.                               “Citi Reimbursement Documents” has the meaning set forth in the Final LC Facility Order.

36.                               “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors, whether or not assessed or Allowed.

37.                               “Claims Objection Deadline” means the deadline for objecting to a Claim, which shall be on the date that is the later of (a) 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

38.                               “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

39.                               “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

40.                               “Collateral Trust Agreement” means that certain Collateral Trust Agreement, dated as of December 3, 2010, among NRG, GenOn, NRG Americas, Inc. and the guarantors thereto and the Revolving Credit Agreement Collateral Trustee.

41.                               “Confirmation” means entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to the conditions set forth in this Plan, the Restructuring Term Sheet, the Settlement Term Sheet, and the Restructuring Support Agreement.

42.                               “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

43.                               “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court will consider confirmation of the Plan.

44.                               “Confirmation Objection Deadline” means the date that is seven (7) days prior to the date first set by the Bankruptcy Court for the Confirmation Hearing.

45.                               “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement, consistent with the Restructuring Support Agreement.

46.                               “Consenting GAG Noteholders” has the meaning set forth in the Restructuring Support Agreement.

47.                               “Consenting GenOn Noteholders” has the meaning set forth in the Restructuring Support Agreement.

48.                               “Consenting Noteholders” means, collectively, the Holders of GenOn Notes and GAG Notes that are a party to the Restructuring Support Agreement from time to time.

49.                               “Consenting Parties” means, collectively, the Consenting Noteholders and NRG.

50.                               “Consummation” means the occurrence of the Effective Date.

51.                               “Cooperation Agreement” means that certain cooperation agreement, with respect to the Development Projects, entered into by NRG, the Debtors, and the GenOn Steering Committee consistent with the Restructuring Support Agreement.

52.                               “Creditors’ Committee” means the official committee of unsecured creditors, if any, appointed in the Chapter 11 Cases.

53.                               “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

54.                               “Debtor Intercompany Claim” means any Claim held by a Debtor against another Debtor.

55.                               “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article IX.D of the Plan.

56.                               “Debtors” means, collectively, each of the following: GenOn Energy, Inc.; GenOn Americas Generation, LLC; GenOn Americas Procurement, Inc.; GenOn Asset Management, LLC; GenOn Capital Inc.; GenOn Energy Holdings, Inc.; GenOn Energy Management, LLC; GenOn Energy Services, LLC; GenOn Fund 2001 LLC; GenOn Key/Con Fuels, LLC; GenOn Mid-Atlantic Development, LLC; GenOn Power Operating Services MidWest, Inc.; GenOn Special Procurement, Inc.; Hudson Valley Gas Corporation; Mirant Asia-Pacific Ventures, LLC; Mirant Intellectual Asset Management and Marketing, LLC; Mirant International Investments, Inc.; Mirant New York Services, LLC; Mirant Power Purchase, LLC; Mirant Wrightsville Investments, Inc.; Mirant Wrightsville Management, Inc.; MNA Finance Corp.; NRG Americas, Inc.; NRG Bowline LLC; NRG California North LLC; NRG California South GP LLC; NRG California South LP; NRG Canal LLC; NRG Delta LLC; NRG Florida GP, LLC; NRG Florida LP; NRG Lovett Development I LLC; NRG Lovett LLC; NRG New York LLC; NRG North America LLC; NRG Northeast Generation, Inc.; NRG Northeast Holdings, Inc.; NRG Potrero LLC; NRG Power Generation Assets LLC; NRG Power Generation LLC; NRG Power Midwest GP LLC; NRG Power Midwest LP; NRG Sabine (Delaware), Inc.; NRG Sabine (Texas), Inc.; NRG San Gabriel Power Generation LLC; NRG Tank Farm LLC; NRG Wholesale Generation GP LLC; NRG Wholesale Generation LP; NRG Willow Pass LLC; Orion Power New York GP, Inc.; Orion Power New York LP, LLC; Orion Power New York, L.P.; RRI Energy Broadband, Inc.; RRI Energy Channelview (Delaware) LLC; RRI Energy Channelview (Texas) LLC; RRI Energy Channelview LP; RRI Energy Communications, Inc.; RRI Energy Services Channelview LLC; RRI Energy Services Desert Basin, LLC; RRI Energy Services, LLC; RRI Energy Solutions East, LLC; RRI Energy Trading Exchange, Inc.; and RRI Energy Ventures, Inc.

57.                               “Development Projects” means those certain NRG development projects concerning Canal Solar, Canal 3, and Mandalay / Puente.

58.                               “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by or for the benefit of the Debtors for liabilities against any of the Debtors’ current or former directors, managers, and officers, and all agreements, documents or instruments relating thereto.

59.                               “Disallowed” means any Claim that is not Allowed.

60.                               “Disclosure Statement” means the disclosure statement for the Plan, including all exhibits and schedules thereto and references therein, to be approved by the Disclosure Statement Order and/or the Confirmation Order.

61.                               “Disclosure Statement Order” means the order entered by the Bankruptcy Court approving the Disclosure Statement.

62.                               “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not Allowed.

63.                               “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

64.                               “Distribution Record Date” means, other than with respect to the GAG Notes Claims and GenOn Notes claims, the date for determining which Holders of Allowed Claims and Interests are eligible to receive distributions pursuant to the Plan, which shall be the date that the Confirmation Order is entered by the Bankruptcy Court, or such other date specified in the Confirmation Order.  For the avoidance of doubt, distributions to the GAG Notes Claims and GenOn Notes Claims shall be made pursuant to the surrender of the underlying GAG Notes Claims and GenOn Notes Claims, on or as soon as practicable after the Effective Date; provided, however, that no Distribution Record Date shall apply to publicly held securities if distribution of such securities will be effectuated through DTC.

65.                               “DTC” means The Depository Trust Company.

66.                               “Effective Date” means the date that is the first Business Day after the Confirmation Date on which all conditions precedent to the occurrence of the Effective Date set forth in Article X.A of the Plan have been satisfied or waived in accordance with Article X.C of the Plan.

67.                               “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

68.                               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

69.                               “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

70.                               “Exculpated Parties” means, collectively, and in each case in its capacity as such: (a) the Debtors and Reorganized Debtors; (b) the Consenting Noteholders; (c) the GenOn Notes Trustee; (d) the GAG Notes Trustee; (e) the GenOn Steering Committee; (f) the GenOn Ad Hoc Group; (g) the GAG Steering Committee; (h) the GAG Ad Hoc Group; (i) the NRG Parties; (j) the Backstop Parties; and (k) with respect to each of the foregoing entities in clauses (a) through (j), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies, and (l) with respect to each of the foregoing Entities in clauses (a) through (k), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (k), each solely in their capacity as such).

71.                               “Executive Employment Agreement” means that certain employment agreement for GenOn’s current chief executive officer, dated April 7, 2017, as amended.

72.                               “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

73.                               “Exit Financing” means the debt instruments to be issued or executed as part of any exit financing facility or other lender arrangement obtained by the Debtors prior to the Effective Date (excluding the New Subordinated Notes) in form and substance reasonably acceptable to the GenOn Steering Committee and, to the extent they are Exit Financing Parties, the Backstop Parties, which may include the New Senior Secured Notes, the New Exit

Credit Facility Term Loans, the New Exit Credit Facility Revolving Loans, and/or one or more alternative financing instruments issued and/or executed in connection with the Exit Financing.

74.                               “Exit Financing Parties” means the Note Purchasers and/or the Lender Parties that provide all or part of the Exit Financing.

75.                               “Exit Structure” means an exit structure as more fully set forth in Section IV.C.,  that is determined by the GenOn Steering Committee, in its sole discretion (in consultation with the Debtors and NRG) at any time prior to the Effective Date, which may include (a) a Taxable Transaction (or Taxable Transactions), including pre-emergence dispositions by GenOn and/or its subsidiaries of certain or all of its (and/or their) assets to one or more GenOn Acquiring Entities or to third parties; (b) reallocation of assets and/or certain tax attributes within the GenOn group (including in connection with the reorganization of the GenOn group entities); (c) a Recapitalization Transaction; or (d) some other transaction (which may, for the avoidance of doubt, include a combination of the Recapitalization Transaction along with one or more Taxable Transactions) as determined by the GenOn Steering Committee or the Debtors and acceptable to NRG in good faith, the form of which shall be set forth in the Restructuring Transactions Memorandum; provided, that any such exit structure shall take account of any Third-Party Sale Transaction.

76.                               “Federal Power Act” means the Federal Power Act, 16 U.S.C. §§ 791a — 828c, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

77.                               “FERC” means the Federal Energy Regulatory Commission.

78.                               “Final LC Facility Order” means the Final Order (I) Authorizing the Debtors’ Continued Performance Under Intercompany Arrangements, (II) Authorizing the Debtors to Continue Ordinary Course Operations and Related Financing, and (III) Granting Related Relief [Docket No. 254].

79.                               “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

80.                               “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

81.                               “GAG” means GenOn Americas Generation, LLC (f/k/a Mirant Americas Generation, LLC (successor to Mirant Americas Generation, Inc.)), a Delaware limited liability company.

82.                               “GAG Ad Hoc Group” means the group of certain Holders of GAG Notes represented by Quinn Emanuel Urquhart & Sullivan, LLP and Ducera Partners LLC.

83.                               “GAG Agreed Treatment” means (a) the 92% Cash recovery on the GAG Notes Claims payable on the Effective Date, (b) the provision for liquidated damages at a rate of 6% per annum beginning on the date that is 180 days after the Petition Date and payable on the Effective Date, and (c) the payment on the Effective Date of the GAG Notes Cash Pool.

84.                               “GAG Entities” means NRG Canal LLC, NRG Bowline LLC, and all other direct and indirect subsidiaries of GAG.

85.                               “GAG Escrow Amount” means all Sale Proceeds received prior to the Effective Date from any Third-Party GAG Sale Transaction consummated prior to the Effective Date, including any interest accrued thereon, which amounts shall be released upon the Debtors’ performance of their obligations respecting the GAG Notes Claims as provided for in Article III of the Plan, which performance, for the avoidance of doubt, shall occur on the Effective

Date (or as soon thereafter as reasonably practicable), provided that the Debtors may use such amounts to satisfy their obligations respecting the GAG Notes Claims as provided for in Article III of the Plan.

86.                               “GAG Notes” means, collectively, the 8.50% GAG Notes and 9.125% GAG Notes.

87.                               “GAG Notes Cash Pool” means the Cash pool in the amount of: (a) 2% of the aggregate principal amount of GAG Notes outstanding plus accrued interest as of the Petition Date (approximately $14.1 million), approved pursuant to the Confirmation Order and funded on the Effective Date from the NRG Settlement Payment, for distribution to all Holders of Allowed GAG Notes Claims; and (b) beginning on the date that is 180 days after the Petition Date, liquidated damages accruing at an annual rate of 6% of the aggregate principal amount of GAG Notes outstanding plus accrued interest as of the Petition Date.

88.                               “GAG Notes Claim” means any Claim derived from or based upon the GAG Notes.

89.                               “GAG Notes Indenture” means that certain Indenture, dated May 1, 2001, by and among GAG, as issuer, and Wilmington Savings, as successor indenture trustee (as amended, modified, or otherwise supplemented from time to time), providing for the issuance of the 8.50% GAG Notes and 9.125% GAG Notes.

90.                               “GAG Notes Trustee” means Wilmington Savings, solely in its capacity as successor indenture trustee for the 8.50% GAG Notes and the 9.125% GAG Notes.

91.                               “GAG Steering Committee” means the steering committee of GAG Noteholders as it may be constituted from time to time and comprised as of the date of entry into the Restructuring Support Agreement of, collectively, Benefit Street Partners, LLC, Brigade Capital Management, L.P., Franklin Mutual Advisers, LLC, and Solus Alternative Asset Management LP, each on behalf of itself or certain affiliates, and/or accounts managed and/or advised by it or its affiliates.

92.                               “General Unsecured Claim” means any Claim, including Non-Debtor Intercompany Claims and any Claim of NRG based on any amounts paid on account of its guarantee of surety bonds for the benefit of the Debtors or the Non-Debtor Subsidiaries, other than an Administrative Claim, a Professional Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a GenOn Notes Claim, a GAG Notes Claim, or a Debtor Intercompany Claim.

93.                               “GenMA” means GenOn Mid-Atlantic, LLC and its directly owned subsidiaries.

94.                               “GenMA Cash Distribution” means one or more distributions of cash in the aggregate amount of approximately $320 million made by GenMA to GenOn or subsidiaries thereof on or about May 2014, including as alleged in the complaint filed on June 8, 2017 in the Leveraged Lease Disputes.

95.                               “GenOn” means GenOn Energy, Inc. (f/k/a GenOn Escrow Corp.), a Delaware Corporation.

96.                               “GenOn Acquiring Entity” means an entity established by or on behalf of the Consenting Noteholders to acquire assets in a Taxable Transaction.

97.                               “GenOn Ad Hoc Group” means the group of certain Holders of GenOn Notes represented by Davis Polk & Wardwell LLP and Ducera Partners LLC.

98.                               “GenOn Notes” means, collectively, the 7.875% GenOn Notes, the 9.50% GenOn Notes, and the 9.875% GenOn Notes.

99.                               “GenOn Notes Cash Pool” means the Cash pool in the amount of  (i) 4% of the aggregate principal amount of GenOn Notes outstanding plus accrued interest as of the Petition Date (approximately $75 million), approved pursuant to the Confirmation Order and funded on the Effective Date from the NRG Settlement Payment, for distribution to all Holders of Allowed GenOn Notes Claims, plus (ii) (a) all Cash available for distribution on the Effective Date (including any Sale Proceeds received on or before the Effective Date from any Third-Party Sale

Transactions) minus (b) (x) the GAG Escrow Amount until released in accordance with this Plan and (y) such amount of Cash that the Debtors and the GenOn Steering Committee shall agree will be retained by Reorganized GenOn.

100.                        “GenOn Notes Claim” means any Claim derived from or based upon the GenOn Notes.

101.                        “GenOn Notes Indentures” means, collectively, the 7.875% GenOn Notes Indenture and the 9.50% and 9.875% GenOn Notes Indenture.

102.                        “GenOn Notes Trustee” means Wilmington Trust Company, solely in its capacity as indenture trustee for the 7.875% GenOn Notes, the 9.50% GenOn Notes, and the 9.875% GenOn Notes.

103.                        “GenOn Steering Committee” means the steering committee of GenOn Noteholders, as it may be constituted from time to time, and comprised as of the date of entry into the Restructuring Support Agreement of, collectively, J.P. Morgan Investment Management Inc., PGIM, Inc., Solus Alternative Asset Management LP, Sound Point Capital Management LP, York Capital Management Global Advisors, LLC, and MacKay Shields LLC, each on behalf of itself or certain affiliates, and/or accounts managed and/or advised by it or its affiliates.

104.                        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

105.                        “Group A Backstop Parties” means the Backstop Parties listed on Schedule I of the Backstop Commitment Letter.

106.                        “Group B Backstop Parties” means the Backstop Parties listed on Schedule II of the Backstop Commitment Letter.

107.                        “Holdback Entities” has the meaning set forth in the definition of “Holdback Shares.”

108.                        “Holdback Shares” means, with respect to any given Holder of Allowed GenOn Notes Claims, the shares of New Common Stock that as of the Effective Date are not permitted to be distributed to such Holder because one or more Required Regulatory Approvals are required but have not been obtained.  Any such Holder is referred to as a “Holdback Entity”.  For the avoidance of doubt, if the Required Regulatory Approvals that are required but have not been obtained for any Holdback Entity relate only to shares of New Common Stock in excess of a specific amount, the Holdback Shares for such Holdback Entity shall be only such excess (i.e., if a portion of the shares can be distributed and a portion cannot, then only the latter portion are Holdback Shares).

109.                        “Holder” means an Entity holding a Claim or an Interest, as applicable.

110.                        “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

111.                        “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

112.                        “Indemnification Obligations” means each of the Debtors’ indemnification obligations in place as of the Effective Date, set forth in any of: (a) the organizational documents of the Debtors (including the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, or board resolutions); (b) employment contracts; or (c) an engagement or retention letter as to professional or advisory services.

113.                        “Intercompany Interest” means an Interest in any Debtor other than GenOn.

114.                        “Interests” means the common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Debtor and options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

115.                        “Internal Revenue Code” means title 26 of the United States Code, 26 U.S.C. §§ 1-9834, as amended from time to time.

116.                        “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1—4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

117.                        “LC Facility” means (i) the NRG LC Facility, (ii) the Citibank LC Facility, and (iii) each other postpetition letter of credit facility on terms consistent with the Restructuring Support Agreement entered into by the Debtors and approved by the Bankruptcy Court during the Chapter 11 Cases.

118.                        “LC Facility Claim” means any Claim derived from or based upon an LC Facility.

119.                        “Lender Parties” means one or more commercial lending institutions that will provide the New Exit Credit Facility, including those Rights Recipients, the Backstop Parties, and such other parties that provide the New Exit Credit Facility on the Effective Date, consistent with the terms of the Rights Offering.

120.                        “Leveraged Lease Dispute” means, collectively, any claims arising from, relating to, or asserted in (a) the Payment Agreement or the related draws on February 28, 2017, on letters of credit issued by NRG Americas, Inc. on behalf of GenMA pursuant to the Revolving Credit Agreement, (b) that lawsuit captioned Morgantown OL1 LLC, et al. v. GenOn Mid-Atlantic, LLC, et al., filed on June 8, 2017, in the Supreme Court of the State of New York, asserting claims related to, without limitation, the GenMA Cash Distribution, or (c) any other claim or lawsuit between or among GenMA, its creditors, and GenOn.

121.                        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

122.                        “Liquidating Trust” means the trust, if any, that may be established on the Effective Date in accordance with the terms hereof and the Liquidating Trust Agreement.

123.                        “Liquidating Trust Agreement” means the agreement governing, among other things, the retention and duties of the Liquidating Trustee, which shall be included as an exhibit to the Plan Supplement.

124.                        “Liquidating Trust Assets” means such assets or Interests as determined by the Debtors prior to the Effective Date, with the consent of the GenOn Steering Committee, such consent not to be unreasonably withheld, and, as applicable, in consultation with the Purchaser.

125.                        “Liquidating Trust Interests” means the beneficial interests, if any, in the Liquidating Trust Assets for distribution to the Beneficiaries.

126.                        “Liquidating Trustee” means the Person designated by the Debtors as such in the Liquidating Trust Agreement, solely in its capacity as such.

127.                        “Management Incentive Plan” means the management incentive plan, if any, implemented on or after the Effective Date by the Reorganized GenOn Board in its sole discretion (including through the issuance of New Common Stock) for certain of the Debtors’ directors, officers, and employees.

128.                        “New Common Stock” means the shares of common stock in Reorganized GenOn to be issued and distributed as set forth in the Plan.

129.                        “New Common Stock Reserve” means the New Common Stock held in reserve pursuant to Article VI.D.2.

130.                        “New Common Stock Reserve Administrator” means the person selected by the Debtors to administer the New Common Stock Reserve.

131.                        “New Exit Credit Facility” means that certain senior secured credit facility, consisting of the New Exit Credit Facility Revolving Loans, the New Exit Credit Facility Term Loans, synthetic or other letter of credit facilities and/or one or more other financing arrangements, if any, to be entered into by the Reorganized Debtors on the Effective Date pursuant to the New Exit Credit Facility Documents.

132.                        “New Exit Credit Facility Documents” means, in connection with the New Exit Credit Facility, the New Exit Credit Facility credit agreement, and any guarantee agreements, collateral agreements, intercreditor agreements, Uniform Commercial Code financing statements, or other loan documents, to be dated as of the Effective Date, governing the New Exit Credit Facility, which documents shall be included in the Plan Supplement.

133.                        “New Exit Credit Facility Revolving Loans” means any revolving credit loans to be provided under the New Exit Credit Facility or otherwise, to the extent necessary, by the Lender Parties to fund the Reorganized Debtors’ working capital and other operational needs.

134.                        “New Exit Credit Facility Term Loans” means any term loans, if any, to be provided under the New Exit Credit Facility or otherwise by the Lender Parties.

135.                        “New Exit Financing Documents” means, collectively, all agreements, documents, and instruments, delivered or entered into in connection with the Exit Financing, including the New Exit Credit Facility Documents and the New Senior Secured Notes Documents, as and to the extent applicable.

136.                        “New Organizational Documents” means the form of the certificates or articles of incorporation, bylaws, shareholder agreements, or such other applicable formation or governance documents of each of the Reorganized Debtors, which forms shall be in form and substance reasonably acceptable to the Debtors and consistent with the approval rights set forth in the Restructuring Support Agreement.

137.                        “New Senior Secured Notes” means those certain senior secured notes, if any, to be issued to the Note Purchasers on terms consistent with those set forth in the Offering Procedures; provided that the interest rate and related terms of the New Senior Secured Notes that are purchased through the Rights Offering may be determined through any procedures or arrangements developed in conjunction with the Offering Procedures.

138.                        “New Senior Secured Notes Documents” means all agreements, documents, and instruments, delivered or entered into in connection with the New Senior Secured Notes (including the indentures governing the New Senior Secured Notes, any note purchase agreements, guarantee agreements, collateral agreements, and intercreditor agreements), which shall be included in the Plan Supplement.

139.                        “New Subordinated Notes” means those certain subordinated notes, if any, to be issued in an amount and on terms to be determined by the Debtors with the consent of the GenOn Steering Committee and, to the extent they are Exit Financing Parties, the Backstop Parties, in each case such consent not to be unreasonably withheld.

140.                        “New Subordinated Notes Documents” means all agreements, documents, and instruments, delivered or entered into in connection with the New Subordinated Notes (including the indentures governing the New Subordinated Notes, any note purchase agreements, guarantee agreements, collateral agreements, and intercreditor agreements), which shall be included in the Plan Supplement and which shall be in form and substance reasonably acceptable to the GenOn Steering Committee.

141.                        “Non-Debtor Intercompany Claim” means a Claim held by a Debtor or an Affiliate against a Debtor or an Affiliate; provided that Non-Debtor Intercompany Claims shall not include any Debtor Intercompany Claim, LC Facility Claim, Revolving Credit Facility Claim, or other Claim held by NRG and its non-Debtor Affiliates other than the Non-Debtor Subsidiaries, the treatment of which is provided for in this Plan.

142.                        “Non-Debtor Subsidiaries” means all direct and indirect subsidiaries of any Debtor that is not a Debtor in these Chapter 11 Cases, including, for the avoidance of doubt, GenMA and REMA.

143.                        “Note Purchasers” means, as applicable, those Rights Recipients, the Backstop Parties, and such other parties that purchase the New Senior Secured Notes on the Effective Date, consistent with the terms of the Rights Offering.

144.                        “Noteholder Advisors” means the following current or former professional advisors to the GenOn Ad Hoc Group, the GenOn Steering Committee, the GAG Ad Hoc Group, or the GAG Steering Committee, including the following: Davis Polk & Wardwell LLP; Ropes & Gray LLP; Ducera Partners LLC; Carmen L. Gentile, PLLC; Quinn Emanuel Urquhart & Sullivan, LLP; Richards, Layton & Finger, PA; Porter Hedges LLP; Couch White, LLP; and one additional local bankruptcy counsel in Texas.

145.                        “Noteholder Litigation” means the action pending in the Superior Court for the State of Delaware and captioned Wilmington Trust Company, et al. v. NRG Energy, Inc. and GenOn Energy, Inc., Case No. N16C-12-090 PRW CCLD.

146.                        “NRG” means NRG Energy, Inc., a Delaware corporation.

147.                        “NRG LC Facility” means that certain fully cash collateralized letter of credit facility, dated as of the Petition Date, among the Debtors and NRG, as the letter of credit agent thereunder, in an amount not to exceed the Aggregate L/C Commitment, to be used solely for the issuance of new and replacement letters of credit following the commencement of the Chapter 11 Cases for hedging, regulatory, and other credit support needs of the Debtors and any subsidiaries thereof.

148.                        “NRG Litigation Claims” means all Claims and Causes of Action made, or which could be made, on behalf of the Debtors and the Non-Debtor Subsidiaries against the NRG Parties, including all Claims and Causes of Action against the entities and individuals named as defendants in any complaint (as amended) filed in the Noteholder Litigation.

149.                        “NRG Parties” means NRG and any Person or Entity holding equity interests, whether directly or indirectly, in the foregoing Entity and all of the officers, directors, partners, employees, members, members of boards of managers, attorneys, actuaries, financial advisors, accountants, investment bankers, agents, professionals, and representatives of each of the foregoing Person and Entity (whether current or former, in each case in his, her or its capacity as such).  For the avoidance of doubt, the NRG Parties shall include each named defendant in the Noteholder Litigation other than GenOn.

150.                        “NRG Settlement” means the settlement, by and among the Consenting Noteholders, NRG, the Debtors, and GAG, to be implemented in connection with the Restructuring, the material terms of which are set forth in the Settlement Term Sheet.

151.                        “NRG Settlement Payment” means the Cash payment to be provided by NRG, to fund distributions under the Plan, in the aggregate amount of $261.3 million.

152.                        “Offering Procedures” means the documents and agreements governing the procedures and arrangements for the solicitation of the Rights Offering.

153.                        “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

154.                        “Other Secured Claim” means any Secured Claim, other than a Revolving Credit Facility Claim.

155.                        “Payment Agreement” means that certain Payment Agreement, dated as of January 27, 2017, by and among GenMA and Natixis Funding Corp.

156.                        “Payment Agreement Dispute” means any claims arising from, relating to, or asserted in the Payment Agreement or the related draws on February 28, 2017, on letters of credit issued by NRG Americas, Inc. on behalf of GenMA pursuant to the Revolving Credit Agreement.

157.                        “Pension Indemnity Agreement” means that certain pension indemnity agreement, pursuant to which NRG agrees to indemnify GenOn and its direct and indirect subsidiaries, Reorganized GenOn, and the Consenting Noteholders from and against any Claims related to certain historic pension liabilities, as set forth in the Settlement Term Sheet.

158.                        “Pension Plans” means the NRG Pension Plan, NRG Pension Plan for Bargained Employees, any other pension plan subject to Title IV of ERISA or the minimum funding standards of section 302 of ERISA or section 412 of the Internal Revenue Code, any other pension plan that is a “multiemployer plan” within the meaning of section 3(37) of ERISA, and any defined benefit supplemental executive retirement plan for which NRG otherwise has liability, in each case, that is sponsored, maintained, contributed to, or required to be contributed to, by NRG and its subsidiaries and affiliates, including GenOn and any of its direct or indirect subsidiaries, or under which there may be obligations with respect to current or former employees of NRG and its subsidiaries and affiliates, including GenOn and any of its direct or indirect subsidiaries.

159.                        “Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, estate, unincorporated association, unincorporated association, governmental entity, or political subdivision thereof, or any other entity.

160.                        “Petition Date” means the date on which each of the Debtors commenced the Chapter 11 Cases.

161.                        “Plan” means the plan of reorganization as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto.

162.                        “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan, which shall be initially filed by the Debtors, and which shall include, among other things: (a) New Organizational Documents; (b) New Exit Financing Documents; (c) if applicable, the New Subordinated Notes Documents; (d) the Pension Indemnity Agreement; (e) the Cooperation Agreement; (f) the Transition Services Agreement; (g) the Tax Matters Agreement; (h) the Settlement Agreement; (i) a Schedule of Assumed Executory Contracts and Unexpired Leases; (j) a Schedule of Rejected Executory Contracts and Unexpired Leases; (k) a list of Retained Causes of Action; (l) a document listing the members of the Reorganized GenOn Board; (m) the Restructuring Transactions Memorandum; (n) the Backstop Commitment Letter; (o) to the extent available, the form of any Third-Party Sale Transaction Documents; and (p) the Liquidating Trust Agreement, if any.

163.                        “Prepetition Asset Sale Transactions” means those certain transactions involving GenOn’s sale, disposition or divestiture of the following power plant facilities: (a) Aurora; (b) Kendall; (c) Marsh Landing; (d) Potrero; (e) Sabine; (f) Seward; and (g) Shelby.

164.                        “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

165.                        “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that respective Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interests under the Plan.

166.                        “Professional” means an Entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

167.                        “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Confirmation Date to the extent such fees and expenses have not been previously paid.

168.                        “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors on the Effective Date in an amount equal to the Professional Fee Escrow Amount.

169.                        “Professional Fee Escrow Amount” means the amount equal to the total estimated amount of Professional Fee Claims.

170.                        “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases by the applicable Bar Date.

171.                        “Proof of Interest” means a proof of Interest filed in any of the Debtors in the Chapter 11 Cases.

172.                        “Purchase Agreement” means, solely with respect to any Third-Party Sale Transaction, the purchase agreement between the applicable Debtors and any Purchaser party thereto, which, if agreed to prior to the Effective Date, shall be in form and substance reasonably acceptable to the GenOn Steering Committee and, with respect to a Third-Party GAG Sale Transaction, the GAG Steering Committee.

173.                        “Purchaser” means one or more Entities that are the purchasers with respect to any Third-Party Sale Transaction.

174.                        “Recapitalization Transaction” means the receipt by stakeholders of the stock of Reorganized GenOn pursuant to a transaction in which certain Tax Attributes would, subject to certain limitations and reductions imposed by applicable U.S. federal income tax law (“Tax Law”) and related regulations, vest in Reorganized GenOn.

175.                        “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

176.                        “Rejected Executory Contract and Unexpired Lease List” means the list, as determined by the Debtors or the Reorganized Debtors, as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan, which list shall be included in the Plan Supplement; provided, that such list shall be acceptable to the Required Consenting Noteholders.

177.                        “Released Party” means, collectively, and in each case in its capacity as such:  (a) the Consenting Noteholders; (b) the GenOn Notes Trustee; (c) the GAG Notes Trustee; (d) the GenOn Steering Committee; (e) the GenOn Ad Hoc Group; (f) the GAG Steering Committee; (g) the GAG Ad Hoc Group; (h) the NRG Parties; (i) the Backstop Parties; (j) Citibank; (k) any Purchaser; (l) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (k), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; and (m) with respect to each of the foregoing Entities in clauses (a) through (l), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, trustees investment bankers, and other professional advisors (with respect to clause (l), each solely in their capacity as such); provided, however, that any Holder of a Claim or Interest that opts out or otherwise objects to the releases in the Plan shall not be a “Released Party.”

178.                        “Releasing Parties” means, collectively, and in each case in its capacity as such:  (a) the Consenting Noteholders; (b) the GenOn Notes Trustee; (c) the GAG Notes Trustee; (d) the GenOn Steering Committee; (e) the GenOn Ad Hoc Group; (f) the GAG Steering Committee; (g) the GAG Ad Hoc Group; (h) the NRG Parties; (i) the Backstop Parties; (j) Citibank; (k) any Purchaser; (l) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (k), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, direct and indirect equityholders, funds, portfolio companies, and management companies; (m) with respect to each of the foregoing Entities in clauses (a) through (l), each of their respective current and former directors, officers, members, employees, partners, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, trustees, investment bankers, and other professional advisors (with respect to clause (l), each solely in their capacity as such); and (n) all Holders of Claims and Interests not described in the foregoing clauses (a) through (m); provided, however, that any other such Holder of a Claim or Interest that opts out or otherwise objects to the releases in the Plan shall not be a “Releasing Party.”

179.                        “REMA” means NRG REMA, LLC and its directly owned subsidiaries.

180.                        “Reorganized Debtor” means (a) a Debtor, or any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Effective Date and/or (b) where context requires (including with respect to the issuance of stock or exit financing in applicable Exit Structure), one or more GenOn Acquiring Entities.

181.                        “Reorganized GenOn” means (a) GenOn, as reorganized pursuant to and under the Plan or any successor thereto and/or (b) where context requires (including with respect to the issuance of stock or exit financing in applicable Exit Structures), one or more GenOn subsidiaries or GenOn Acquiring Entities.

182.                        “Reorganized GenOn Board” means the board of directors of Reorganized GenOn on and after the Effective Date.

183.                        “Required Consenting Noteholders” means at any time, each of (i) Consenting Noteholders holding more than 50.0% by principal amount outstanding of the GenOn Notes Claims held by the Consenting Noteholders and (ii) Consenting Noteholders holding more than 50.0% by principal amount outstanding of the GAG Notes Claims held by the Consenting Noteholders.

184.                        “Required Regulatory Approvals” means (i) approval of FERC pursuant to section 203 of the Federal Power Act, (ii) approval, or a finding that approval is not required, of the New York Public Service Commission pursuant to section 70 of the New York Public Service Law and (iii) with respect to a Holder that will receive 10% or more of the New Common Stock, a determination of the New York Public Service Commission that such Holder will not be deemed an electric corporation under section 70 (3) of the New York Public Service Law; provided that at any time  the applicable Holdback Entity may elect to have this clause (iii) disregarded with respect to its Holdback Shares.

185.                        “Restructuring” means the restructuring of the Debtors under chapter 11 of the Bankruptcy Code.

186.                        “Restructuring Expenses” means all reasonable and documented fees (including applicable transaction fees, financing fees, completion fees, and reasonable attorneys’ fees) and expenses of the GenOn Notes Trustee, the GAG Notes Trustee, the Noteholder Advisors, and any applicable paying agent under the GAG Notes Indenture and the GenOn Notes Indentures, as applicable.

187.                        “Restructuring Support Agreement” means that certain Restructuring Support and Lock-Up Agreement, by and among the Debtors, and certain Holders of Claims and Interests, including all exhibits and schedules attached thereto, as may be amended in accordance with its terms.

188.                        “Restructuring Term Sheet” means that certain restructuring term sheet, attached as Exhibit A to the Restructuring Support Agreement.

189.                        “Restructuring Transactions” means, collectively, those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions, including any Third-Party Sale Transactions, that the Debtors, the GenOn Steering Committee, and the GAG Steering Committee reasonably determine to be necessary to implement the Plan in a manner consistent with the Restructuring Support Agreement, the Restructuring Term Sheet, and the Settlement Term Sheet.

190.                        “Restructuring Transactions Memorandum” means one or more written documents (which may be in the form of a written memorandum or a powerpoint or similar presentation format) illustrating the various

Restructuring Transactions used to effect the Exit Structure, which written documents may be amended from time to time prior to the Effective Date.

191.                        “Revolving Credit Agreement” means that certain intercompany Revolving Credit Agreement dated December 14, 2012, as amended, among NRG, GenOn, and NRG Americas, Inc.

192.                        “Revolving Credit Agreement Agent” means NRG, in its capacity as administrative agent under the Revolving Credit Agreement, and any successor thereto.

193.                        “Revolving Credit Agreement Collateral Trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the Collateral Trust Agreement, and any successor thereto.

194.                        “Revolving Credit Facility Claims” means all Claims against the Debtors arising under the Revolving Credit Agreement.

195.                        “Rights Offering” means the offering in respect of the New Senior Secured Notes and/or the New Exit Credit Facility Term Loans.

196.                        “Rights Recipients” means all Holders of Allowed GenOn Notes Claims and the Group A Backstop Parties.

197.                        “Sale Closing Date” means, with respect to any Third-Party Sale Transaction consummated prior to the Effective Date, the date upon which such Third-Party Sale Transaction was consummated.

198.                        “Sale Proceeds” means the Cash and non-Cash consideration provided by an Entity in connection with any Third-Party Sale Transactions.

199.                        “SEC” means the Securities and Exchange Commission.

200.                        “Section 510(b) Claim” means any Claim arising from:  (a) rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors; (b) purchase or sale of such a security; or (c) reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

201.                        “Secured” means, when referring to a Claim, a Claim:  (a) secured by a lien on property in which any of the Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

202.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, or any similar federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

203.                        “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

204.                        “Services Agreement” means that certain Services Agreement, dated as of December 20, 2012, by and among NRG and GenOn (as may be amended, modified, or supplemented from time to time in accordance with the terms thereof).

205.                        “Services Credit” means that one-time credit equal to $27,775,000.

206.                        “Settled Claims” means those certain Claims and Causes of Action to be settled in connection with the Restructuring in accordance with the Settlement Term Sheet, and to be released pursuant to the Plan, which Claims and Causes of Action shall include, without limitation, any and all Claims and Causes of Action, whether direct or derivative, related to, arising from, or asserted in: (a) the Services Agreement; (b) the Noteholder Litigation;

(c) the Prepetition Asset Sale Transactions; (d) the Development Projects; (e) breaches of fiduciary duty; (f) fraudulent transfers; (g) insider preferences; (h) alter ego claims and theories; and (i) the NRG Litigation Claims.

207.                        “Settlement Agreement” means the settlement agreement and any other documents necessary to effectuate the NRG Settlement in addition to the Plan, the Plan Supplement, or the Confirmation Order.

208.                        “Settlement Term Sheet” means the term sheet attached as Exhibit 2 to the Restructuring Term Sheet, which sets forth the material terms of the NRG Settlement.

209.                        “Shared Services” means those certain corporate support services provided by NRG to GenOn pursuant to the Services Agreement.

210.                        “Shared Services Fee” means the annual “Fee,” as such term is defined in the Services Agreement, payable to NRG as consideration for the Shared Services provided by NRG pursuant to the Shared Services Agreement, which upon the Petition Date shall be reduced to $84,000,000 on an annualized basis as set forth in the Restructuring Term Sheet.

211.                        “Solicitation Agent” means Epiq Bankruptcy Solutions, LLC, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

212.                        “State and Local Income Returns” means any and all state and local income or franchise tax returns that include GenOn or any of its subsidiaries that utilize federal taxable income as the basis for calculation of tax due.

213.                        “Subscription Rights” means the right of all Holders of Allowed GenOn Notes Claims and the Group A Backstop Parties to participate Pro Rata in the Rights Offering.

214.                        “Tax Attributes” means those certain net operating losses, credits, tax basis in assets, or other tax attributes of the Debtors and the non-Debtor subsidiaries (determined in accordance with applicable provisions of the Internal Revenue Code and associated Treasury Regulations).

215.                        “Tax Law” has the meaning set forth in the definition of Recapitalization Transaction.

216.                        “Tax Matters Agreement” means a tax matters agreement that shall govern the rights and obligations of each party thereto with respect to certain tax matters and provide for, among other things, (i) GenOn’s and its subsidiaries’ membership in NRG’s consolidated federal and, to the extent applicable, state income tax group for all periods through and including the Effective Date, (ii) the payment by NRG of any taxes related thereto (excluding any tax liability attributable to the NRG Settlement Payment); and (iii) NRG’s right, subject to satisfying applicable Tax Law, to take a Worthless Stock Deduction in the year of the Effective Date as part of the implementation of the Exit Structure in such a manner that the Worthless Stock Deduction will not reasonably be expected to materially adversely impact the proforma tax liabilities of Reorganized GenOn, its subsidiaries, or any GenOn Acquiring Entity, under realistic assumptions regarding the operation of, or asset sales by, such entities in the future.

217.                        “Taxable Transaction” means a disposition of some or all of the assets of the Debtors and the Non-Debtor Subsidiaries intended to be treated as a taxable disposition for U.S. federal income tax purposes, which transaction may be structured, for U.S. federal income tax purposes, as a sale of assets and/or a sale of the stock of certain of GenOn’s subsidiaries.

218.                        “Third Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article IX.E of the Plan.

219.                        “Third-Party GAG Sale Transactions” means a direct or indirect sale, transfer, lease, or similar disposition of one or more of the GAG Entities’ assets, or Interests in any GAG Entity owning such assets, to one or more third parties, as agreed to or consummated by the Debtors  prior to the Effective Date.

220.                        “Third-Party Sale Transactions” means a sale of one or more of the assets of the Debtors, Interests in the Debtors owning such assets, or the New Common Stock to one or more third parties, including any Third-Party GAG Sale Transactions, as agreed to or consummated by the Debtors prior to the Effective Date, in consultation with the GenOn Steering Committee, NRG, and, with respect to Third-Party GAG Sale Transactions, the GAG Steering Committee; provided that (i) no Third-Party GAG Sale Transaction shall be agreed to or consummated on or prior to the Effective Date if reasonably objected to by (a) the GAG Steering Committee or (b) Consenting GenOn Noteholders holding over fifty percent (50%) in principal amount of the GenOn Notes then held by all Consenting GenOn Noteholders; and (ii) no Third-Party Sale Transaction that is not a Third-Party GAG Sale Transaction shall be agreed to or consummated on or prior to the Effective Date if reasonably objected to by Consenting GenOn Noteholders holding over fifty percent (50%) in principal amount of the GenOn Notes then held by all Consenting GenOn Noteholders.

221.                        “Third-Party Sale Transaction Documents” means the documents setting forth the definitive terms of the Third-Party Sale Transactions (if any), including any Purchase Agreement, which documents shall be reasonably acceptable to the GenOn Steering Committee and, with respect to a Third-Party GAG Sale Transaction that is agreed to prior to the Effective Date, to the GAG Steering Committee.

222.                        “Transition Date” means the date on which GenOn and its subsidiaries shall have fully transitioned to a stand-alone business enterprise unaffiliated with and not reliant upon NRG as set forth in, and in accordance with, the Transition Services Agreement.

223.                        “Transition Services Agreement” means that certain transition services agreement by and between GenOn and NRG to govern the provision of services by NRG to the Debtors or the Reorganized Debtors through the Transition Date, which may extend past the Effective Date, in accordance with the Settlement Term Sheet, the form of which shall be included in the Plan Supplement.

224.                        “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

225.                        “Unimpaired” means a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash.

226.                        “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

227.                        “Wilmington Savings” means Wilmington Savings Fund Society, FSB, solely in its capacity as successor indenture trustee for the 8.50% GAG Notes and the 9.125% GAG Notes.

228.                        “Wilmington Trust” means Wilmington Trust Company, solely in its capacity as indenture trustee for the 7.875% GenOn Notes, the 9.50% GenOn Notes, and the 9.875% GenOn Notes.

229.                        “Worthless Stock Deduction” means a deduction with respect to NRG’s tax basis in the stock of GenOn Energy, Inc. or any of its subsidiaries claimed pursuant to section 165 of the Internal Revenue Code and section 1.1502-80(c) of the Treasury Regulations or any comparable provision of state or local law.

B.                                     Rules of Interpretation

For purposes herein:  (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (4) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (5) unless otherwise specified, all references herein to “Articles”

are references to Articles hereof or hereto; (6) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (7) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (8) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (9) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (10) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (11) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (12) all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (13) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; and (14) except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C.                                    Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.  Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

D.                                    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.                                     Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.                                     Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant provision in the Plan shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order).  In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

ARTICLE II
ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.                                     Administrative Claims

Except with respect to Administrative Claims that are Professional Fee Claim or LC Facility Claims, except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the unpaid portion of its Allowed Administrative Claim on the latest of:  (a) on the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses shall be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements and/or arrangements governing, instruments evidencing, or other documents relating to such transactions.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order.

Except as otherwise provided in this Article II.A and except with respect to Administrative Claims that are Professional Fee Claims, requests for payment of Allowed Administrative Claims must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors or their property and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be Filed and served on the Reorganized Debtors and the requesting party by the Claims Objection Deadline.

B.                                     Professional Fee Claims

1.                                      Final Fee Applications and Payment of Professional Fee Claims

All requests for payment of Professional Claims for services rendered and reimbursement of expenses incurred before the Confirmation Date must be filed no later than 45 days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code.  The Reorganized Debtors shall pay Professional Claims in Cash in the amount the Bankruptcy Court allows, including from the Professional Fee Escrow Account, which the Reorganized Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Amount on the Effective Date

2.                                      Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which shall be funded by the Reorganized Debtors.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed.  When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.  If the Professional Fee Escrow Account is insufficient to fund the full Allowed amounts of Professional Fee Claims, remaining unpaid Allowed Professional Fee Claims will be paid by the Debtors or the Reorganized Debtors.

3.                                      Professional Fee Reserve Amount

Professionals shall reasonably estimate their unpaid Professional Fee Claims and other unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than five days before the Effective Date, provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims.  If a Professional does not provide an estimate, the Debtors or Reorganized Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.                                      Post-Confirmation Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by the Debtors.  Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.                                    LC Facility Claims

As of the Effective Date, the LC Facility Claims shall be Allowed and deemed to be Allowed Claims in the full amount outstanding under the LC Facility, including principal, interest, fees, and expenses.

On the Effective Date, except to the extent that a Holder of an Allowed LC Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed LC Facility Claim, (a) each such Holder shall receive payment in full in Cash for all Allowed LC Facility Claims representing unreimbursed obligations in respect of drawn letters of credit issued under the applicable LC Facility and in respect of all accrued interest, fees, and expenses, including all such accrued interest, fees, and expenses as approved by the Final LC Facility Order and (b) in respect of undrawn letters of credit issued or obtained by such Holder in accordance with the applicable LC Facility, such letters of credit shall be: (i) cancelled and/or replaced with new letters of credit and returned, (ii) deemed to have been issued as letters of credit under the New Exit Credit Facility pursuant to terms and conditions satisfactory to such Holder, the issuing bank under such letters of credit and the Lender Parties, or (iii) continued pursuant to other arrangements satisfactory to such Holder at such time.  Upon the payment or satisfaction of the Allowed LC Facility Claims in accordance with the Plan and the Restructuring Support Agreement, on the Effective Date, all liens and security interests granted to secure such obligations (other than liens and security interests granted to secure letters of credit that remain outstanding on the Effective Date pursuant to arrangements satisfactory to the Holder of such Allowed LC Facility Claims in accordance with clause (b)(iii) above) shall be automatically terminated and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

D.                                    Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall receive Cash in a manner consistent with section 1129(a)(9)(C) of the Bankruptcy Code.  In the event an Allowed Priority Tax Claim is also a Secured Tax Claim, such Claim shall, to the extent it is Allowed, be treated as an Other Secured Claim if such Claim is not otherwise paid in full.

E.                                     Statutory Fees

All fees due and payable pursuant to section 1930 of the Judicial Code before the Effective Date shall be paid by the Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code.

ARTICLE III
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                     Summary of Classification

Claims and Interests, except for Administrative Claims, Professional Fee Claims, LC Facility Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied before the Effective Date.

1.                                      Class Identification

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
3	Revolving Credit Facility Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
4	GenOn Notes Claims	Impaired	Entitled to Vote
5	GAG Notes Claims	Impaired	Entitled to Vote
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Debtor Intercompany Claims and Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept or Deemed to Reject)
8	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
9	Interests in GenOn	Impaired	Not Entitled to Vote (Deemed to Reject)

B.                                     Treatment of Classes of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.                                      Class 1 — Other Secured Claims

(a)                                 Classification:  Class 1 consists of any Other Secured Claims.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor and with the reasonable consent of the Required Consenting Noteholders, either:

(i)            payment in full in Cash;

(ii)           delivery of collateral securing any such Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)          Reinstatement of such Allowed Other Secured Claim; or

(iv)          such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)                                  Voting:  Class 1 is Unimpaired under the Plan.  Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.                                      Class 2 — Other Priority Claims

(a)                                 Classification:  Class 2 consists of any Other Priority Claims.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s), either:

(i)            payment in full in Cash; or

(ii)           such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)                                  Voting:  Class 2 is Unimpaired under the Plan.  Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.                                      Class 3 — Revolving Credit Facility Claims

(a)                                 Classification:  Class 3 consists of all Revolving Credit Facility Claims.

(b)                                 Allowance: Revolving Credit Facility Claims shall be deemed Allowed under the Plan, determined without duplication, in the aggregate amount of $126,651,082.39 (including all accrued and unpaid interest at the non-default contract rate, fees and expenses) plus all postpetition interest at the non-default contract rate, fees (including letter of credit and fronting fees) and expenses plus the aggregate amount of all unreimbursed obligations in respect of letters of credit that are drawn on or after the Petition Date; provided that NRG shall be entitled to set off against the amount of the NRG Settlement Payment any claims for the principal amount of outstanding cash borrowings, unreimbursed obligations determined, without duplication, in respect of letters of credit that are drawn on or after the Petition Date and accrued interest at the non-default contract rate and accrued letter of credit and fronting fees, in each case, under the Revolving Credit Agreement; provided, further, that notwithstanding the foregoing, no setoff will be allowed for undrawn letters of credit issued under the Revolving Credit Agreement to the extent that the treatment set forth in Article III.B.3(c) for such letters of credit has been provided; provided, further that NRG shall provide an estimate of the amount of Claims proposed to be set off against the NRG Settlement Payment no later than ten (10) Business Days prior to the Effective Date.

(c)                                  Treatment:  In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Revolving Credit Facility Claim, each Holder shall receive payment in full in Cash in accordance with the NRG Settlement and, in respect of all undrawn letters of credit obtained by NRG in accordance with the Revolving Credit Facility, such letters of credit shall be: (i) cancelled and/or replaced with new letters of credit and returned, (ii) deemed to have been issued as letters of credit under the New Exit Credit Facility pursuant to terms and conditions satisfactory to NRG, the issuing bank under such letters of credit and the Lender Parties, or (iii) continued pursuant to other arrangements satisfactory to NRG at such time.

(d)                                 Voting:  Class 3 is Unimpaired under the Plan.  Holders of Allowed Revolving Credit Facility Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed Revolving Credit Facility Claims are not entitled to vote to accept or reject the Plan.

4.                                      Class 4 — GenOn Notes Claims

(a)                                 Classification:  Class 4 consists of all GenOn Notes Claims.

(b)                                 Allowance: The GenOn Notes Claims are Allowed in the aggregate amount of not less than $1,874,906,601, comprised of $718,292,857 for Claims derived from or based upon the 7.875% GenOn Notes, $659,598,136 for Claims derived from or based upon the 9.50% GenOn Notes, and $497,015,608 for Claims derived from or based upon the 9.875% GenOn Notes, in each case including accrued interest as of the Petition Date.

(c)                                  Treatment:  In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed GenOn Notes Claim, each Holder shall receive, subject to the charging lien of the GenOn Notes Trustee, its Pro Rata share of:

(i)            unless sold in its entirety pursuant to a Third-Party Sale Transaction, 100% of the New Common Stock, subject to dilution by any Management Incentive Plan;

(ii)           the GenOn Notes Cash Pool;

(iii)          as determined no later than the Effective Date by the Debtors in consultation with the GenOn Steering Committee, any New Subordinated Notes;

(iv)          the Subscription Rights; and

(v)           Cash in an amount due under the GenOn Notes Indentures to the GenOn Notes Trustee, and any applicable paying agent, on account of fees and expenses.

On the Effective Date, all of the GenOn Notes shall be cancelled as set forth in Article IV.L hereof.

(d)                                 Voting:  Class 4 is Impaired under the Plan.  Holders of GenOn Notes Claims are entitled to vote to accept or reject the Plan.

5.                                      Class 5 — GAG Notes Claims

(a)                                 Classification:  Class 5 consists of all GAG Notes Claims.

(b)                                 Allowance: The GAG Notes Claims are Allowed in the aggregate amount of not less than $704,796,634, comprised of $372,210,762 for Claims derived from or based upon the 8.50% GAG Notes and $332,585,872 for Claims derived from or based upon the 9.125% GAG Notes, in each case including accrued interest as of the Petition Date.

(c)                                  Treatment:  In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed GAG Notes Claim, each Holder shall receive, subject to the charging lien of the GAG Notes Trustee: (a) Cash in an amount equal to 92% of the principal amount and accrued interest as of the Petition Date of such Allowed GAG Notes Claim; (b) its Pro Rata share of the GAG Notes Cash Pool; and (c) cash in an amount due under the GAG Notes Indenture to the GAG Notes Trustee, and any applicable paying agent, on account of fees and expenses.  On the Effective Date, all of the GAG Notes shall be cancelled as set forth in Article IV.L hereof.

(d)                                 Voting:  Class 5 is Impaired under the Plan.  Holders of GAG Notes Claims are entitled to vote to accept or reject the Plan.

6.                                      Class 6 — General Unsecured Claims

(a)                                 Classification:  Class 6 consists of any General Unsecured Claims against any Debtor.

(b)                                 Treatment:  Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of its Allowed Claim, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder thereof shall receive:

(i)            payment in Cash in an amount equal to such Allowed General Unsecured Claim on the later of (a) the Effective Date, or (b) the date due in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim; or

(ii)           such other treatment as may be required so as to render such Allowed General Unsecured Claim Unimpaired.

(c)                                  Voting:  Class 6 is Unimpaired under the Plan.  Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

7.                                      Class 7 — Debtor Intercompany Claims and Interests

(a)                                 Classification:  Class 7 consists of any Debtor Intercompany Claims and Interests.

(b)                                 Treatment:  Unless otherwise provided for under the Plan, each Debtor Intercompany Claim and/or Intercompany Interest shall either be Reinstated or canceled and released at the option of the Debtors, with the consent of the GenOn Steering Committee, such consent not to be unreasonably withheld; provided, that to the extent the Restructuring Transactions

Memorandum provides for a specific treatment with respect to any Debtor Intercompany Claim and/or Intercompany Interest, the treatment so provided shall control.

(c)                                  Voting:  Holders of Allowed Debtor Intercompany Claims are either Unimpaired, and such Holders of Debtor Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Allowed Class 7 Claims are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Allowed Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

8.                                      Class 8 — Section 510(b) Claims

(a)                                 Classification:  Class 8 consists of all Section 510(b) Claims.

(b)                                 Treatment:  Each Section 510(b) Claim shall be deemed canceled and released and there shall be no distribution to Holders of Section 510(b) Claims on account of such Claims.

(c)                                  Voting:  Class 8 is Impaired.  Holders of Allowed Class 8 Claims are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.  Holders of Allowed Class 8 Claims are not entitled to vote to accept or reject the Plan.

9.                                      Class 9 — Interests in GenOn

(a)                                 Classification:  Class 9 consists of all Interests in GenOn.

(b)                                 Treatment:  All Interests in GenOn will be cancelled, released, and extinguished, and will be of no further force or effect.

(c)                                  Voting:  Class 9 is Impaired under the Plan.  Holders of Interests in GenOn are conclusively presumed to have rejected the Plan under section 1126(f) of the Bankruptcy Code.  Holders of Interests in GenOn are not entitled to vote to accept or reject the Plan.

C.                                    Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

D.                                    Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

E.                                     Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Debtors shall request the Bankruptcy Court to deem the Plan accepted by the Holders of such Claims or Interests in such Class.

F.                                     Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the

Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, and subject to the Restructuring Support Agreement, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.                                    Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

H.                                    Confirmation Pursuant to Sections 1129(a)(10) and 1129(b)) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims.  The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article XI hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

I.                                         Presumed Acceptance and Rejection of the Plan

To the extent Class 7 Debtor Intercompany Claims and Interests and Class 9 Interests in GenOn are cancelled, each Holder of a Claim in Class 7 and Class 9 is deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.  To the extent Class 7 Debtor Intercompany Claims and Interests are Reinstated, each Holder of a Claim or Interest in Class 7 is presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and is not entitled to vote to accept or reject the Plan.

ARTICLE IV
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                     Restructuring Transactions

On the Effective Date, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any Restructuring Transactions, including:  (1) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (3) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation for other transactions as described in clause (1), pursuant to applicable state law; (4) if implemented pursuant to the Plan, all transactions necessary to provide for the purchase of substantially all of the assets or Interests of any of the Debtors, which purchase may be structured as a taxable transaction for United States federal income tax purposes on the terms set forth in the Restructuring Transactions Memorandum, which shall be consistent in all respects with the Restructuring Support Agreement; (5) the execution and delivery of the Transition Services Agreement; (6)  the execution and delivery of the Pension Indemnity Agreement; (7) the execution and delivery of the New Exit Credit Facility Documents and the performance of such Reorganized Debtors’ obligations thereunder (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (8) the execution and delivery of the New Senior Secured Notes Documents and New Subordinated Notes Documents, if any, and the performance of such Reorganized Debtors’ obligations thereunder (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable, including, for the avoidance of doubt, payment of the Backstop Fee), and the issuance and distribution of the New Senior Secured Notes and, if applicable, the New Subordinated Notes;

(9) the adoption of a Management Incentive Plan, if applicable, on the terms and conditions set by the Reorganized GenOn Board after the Effective Date; (10) the establishment by GenOn and its subsidiaries of separate benefit and pension plans for their employees; and (11) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions.  Additionally, prior to the Effective Date, the Debtors may take all actions as may be necessary or appropriate to effectuate transactions that are intended to be implemented prior to the Effective Date in accordance with the Restructuring Transactions Memorandum.

B.                                     Third-Party Sale Transactions

On or after the Confirmation Date, the Debtors and the Purchasers, shall be authorized to take all actions as may be deemed necessary or appropriate to consummate any Third-Party Sale Transactions pursuant to the terms of the Plan, any Third-Party Sale Transaction Documents, and the Confirmation Order, and any such Third-Party Sale Transactions shall be free and clear of any Liens, Claims, Interests, and encumbrances pursuant to sections 363 and 1123 of the Bankruptcy Code as of the earlier of the Sale Closing Date and the Effective Date.  On and after the Effective Date (or the Sale Closing Date with respect to any Debtors, the Interests in which are transferred under any Third-Party Sale Transaction consummated prior to the Effective Date, and with respect to assets or properties of Debtors that are transferred under such Third-Party Sale Transaction), except as otherwise provided in the Plan, the Debtors, the Reorganized Debtors, or the Purchaser, as applicable, may operate their businesses and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Neither the Purchaser nor any of its Affiliates shall be deemed to be a successor of the Debtors.

Sale Proceeds received prior to the Effective Date may, in the Debtors’ discretion, be used to make payments or distributions pursuant to the Plan, provided that any Sale Proceeds comprising the GAG Escrow Amount may not be used for any purpose other than the payment of GAG Notes Claims until and unless the GAG Notes Claims have been fully satisfied as provided for in Article III hereof.

If the Debtors receive Sale Proceeds after the Effective Date from any Third-Party Sale Transaction, it is expected that such Sale Proceeds shall be used first to repay any outstanding New Subordinated Notes as soon as reasonably practicable in accordance with the terms of the New Subordinated Notes.

C.                                    The Liquidating Trust

On the Effective Date, the Debtors, on their own behalf and on behalf of the Beneficiaries, may, in connection with any Third-Party Sale Transactions or as otherwise determined by the Debtors with the consent of the GenOn Steering Committee, such consent not to be unreasonably withheld, execute the Liquidating Trust Agreement and take all other steps necessary to establish the Liquidating Trust pursuant to the Liquidating Trust Agreement.  On the Effective Date, and in accordance with and pursuant to the terms of the Plan, the Debtors may transfer to the Liquidating Trust all of their rights, title, and interests in all of the Liquidating Trust Assets, if any.

D.                                    Sources of Consideration for Plan Distributions

The Debtors shall make distributions under the Plan, as applicable, with:  (1) the Subscription Rights; (2) the Cash proceeds of the Exit Financing; (3) the New Common Stock; (4) proceeds of the NRG Settlement Payment; (5) the Debtors’ encumbered and unencumbered Cash on hand; (6) the Sale Proceeds; and (7) the New Subordinated Notes.  Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  The issuance, distribution, or authorization, as applicable, of certain securities in connection with the Plan, including the New Common Stock, will be exempt from SEC registration, as described more fully in Article IV.CC below.

1.                                      Cash for Distribution

The Reorganized Debtors shall use Cash on hand, including Cash from Sale Proceeds received prior to the Effective Date, Cash from the Exit Financing, and Cash from the NRG Settlement Payment to fund distributions to certain Holders of Claims, including the LC Facility Claims, the Allowed Revolving Credit Facility Claims, the Allowed GenOn Notes Claims, the Allowed GAG Notes Claims, and Allowed General Unsecured Claims, as set forth in Articles II and III of the Plan.

2.                                      Issuance and Distribution of the New Common Stock

The issuance of Securities under the Plan, including the shares of the New Common Stock and options, or other equity awards, if any, reserved under the Management Incentive Plan, shall be authorized without the need for any further corporate action and without any further action by the Holders of Claims or Interests.

All of the shares of New Common Stock issued pursuant to the Plan, including any options for the purchase thereof and equity awards associated therewith, shall be duly authorized without the need for any further corporate action and without any further action by the Debtors or Reorganized Debtors, as applicable, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

3.                                      Exit Financing

On the Effective Date, the Reorganized Debtors, any Non-Debtor Subsidiaries agreed to by the Debtors and the Exit Financing Parties shall consummate the Exit Financing, subject to negotiation and execution of definitive documents acceptable to the Debtors and the Exit Financing Parties.

The aggregate principal amount of the Exit Financing (i) shall be in an amount reasonably determined by the Debtors and the Exit Financing Parties to be reasonably necessary to fund the Debtor’s obligations hereunder and other working capital needs of the Reorganized Debtors and (ii) any Backstop Financing may be decreased by the amount of excess cash on the balance sheet, as determined in good faith by the Debtors and the Group B Backstop Parties in accordance with the Backstop Financing Term Sheet and taking into account the future needs of Reorganized GenOn.  On and after the Effective Date, the New Exit Financing Documents shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.

Confirmation shall be deemed approval of the Exit Financing, the New Exit Financing Documents and/or the Backstop Commitment Letter (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith), to the extent not approved by the Bankruptcy Court previously, and the Reorganized Debtors are authorized to execute and deliver any and all documents necessary or appropriate to consummate the Exit Financing, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

4.                                      Rights Offering

The Debtors will implement the Rights Offering, if any, in accordance with the Offering Procedures.  The Rights Offering shall consist of a distribution of the Subscription Rights to the Rights Recipients in accordance with the Offering Procedures, pursuant to which a portion of the Exit Financing will be issued and or executed and the proceeds used to fund distributions under the Plan.

If, after following the procedures for syndication of the Exit Financing set forth in the Offering Procedures and any other syndication undertaken in connection with the Exit Financing, there remain any unpurchased Exit Financing or an amount of the New Exit Credit Facility is not fully committed, the Backstop Parties shall purchase

Exit Financing in the form of New Senior Secured Notes in accordance with, and subject to, the terms and conditions of the Backstop Commitment Letter and the Offering Procedures.

The Exit Financing shall be issued, to the extent in the form of New Senior Secured Notes, without registration in reliance upon the exemption set forth in section 4(a)(2)  or Regulation D of the Securities Act and will be “restricted securities.”

5.                                      New Subordinated Notes

The New Subordinated Notes shall be issued on the Effective Date in an amount to be determined, in part, by reference to any expected Sale Proceeds yet to be received by the Reorganized Debtors, with the expectation that the terms of such New Subordinated Notes will provide that such Sale Proceeds, when received, shall be used first to repay the New Subordinated Notes as soon as reasonably practicable upon release after the Effective Date.

E.                                     Exit Structure

The GenOn Steering Committee, in its sole discretion (in consultation with the Debtors and NRG) at any time prior to the Effective Date, shall determine an exit structure which may include (alone or in combination), without limitation: (i) a Taxable Transaction (or Taxable Transactions), including pre-emergence dispositions by GenOn and/or its subsidiaries of certain or all of its (and/or their) assets to one or more GenOn Acquiring Entities or to third parties; (ii) reallocation of assets and/or the Tax Attributes within the GenOn group (including in connection with the reorganizations of GenOn and its subsidiaries); (iii) a Recapitalization Transaction; or (iv) another transaction not described in clauses (i) — (iii) as determined by the GenOn Steering Committee and, in the case of clauses (i) — (iv), which is acceptable to NRG in good faith; provided, that the GenOn Steering Committee shall use reasonable efforts to make such determination as soon as reasonably practicable and in sufficient time to avoid delaying the Effective Date.  Any Exit Structure shall take account of any Third-Party Sale Transactions.

NRG shall reasonably cooperate with GenOn and the GenOn Steering Committee in the evaluation, planning, and execution of the Exit Structure.  Such cooperation shall include assisting GenOn and the GenOn Steering Committee in determining the tax consequences of any potential Exit Transaction (including the effect of the Worthless Stock Deduction) based on reasonable facts and assumptions and various business scenarios as determined in good faith by the GenOn Steering Committee with the assistance of GenOn and NRG (e.g., time of a potential asset sale or value of an asset or expected operating profit with respect to GenOn’s and its subsidiaries’ business and facilities).  NRG and its affiliates shall take all reasonable actions (and permit and assist GenOn and its subsidiaries in taking any reasonable actions) requested by the GenOn Steering Committee to implement and effectuate the Restructuring Transactions in a manner that minimizes any adverse tax consequences to Reorganized GenOn (including any potential adverse tax consequences of claiming the Worthless Stock Deduction).  Such actions shall include (a) reallocation of assets and/or Tax Attributes between GenOn and its subsidiaries to the extent permitted by applicable law (including in connection with the Restructuring Transactions) at NRG’s expense and (b) the consideration of any elections available under applicable law.

If, notwithstanding such actions, the Worthless Stock Deduction may reasonably be expected to result in a net increase in the tax liability of the Reorganized Debtors under realistic assumptions regarding the operation of, or asset sales by, the Reorganized Debtors in the future, NRG (in good faith consultation with GenOn and the GenOn Steering Committee) will make a proposal to address such adverse impact.

F.                                     NRG Settlement and Settlement Agreement

In exchange for the releases, exculpations, injunctions, and other consideration set forth herein in Article IX, including NRG’s right subject to the terms and conditions set forth herein and in the Settlement Agreement to take the Worthless Stock Deduction, NRG agrees, on the Effective Date, to pay the NRG Settlement Payment to GenOn or such other payee(s) as agreed upon by the Debtors and the GenOn Steering Committee, (ii) enter into the Pension Indemnity Agreement, the Tax Matters Agreement, the Transition Services Agreement and the Cooperation Agreement with GenOn, each in form and substance acceptable to the Debtors, NRG and the GenOn Steering Committee, (iii) pay a cash reimbursement to GenOn, if and as required in accordance with the Pension Indemnity

Agreement, (iv) provide the Services Credit and (v) provide such other forms of consideration as set forth herein and in the Settlement Agreement.  The NRG Settlement Payment (and such other forms of consideration, if any), and its receipt by GenOn, will be reported on the federal income tax return filed by the NRG consolidated tax group for the taxable year that includes the Effective Date, and any resulting income tax consequences will be structured as tax efficiently as possible for GenOn, and NRG will treat such payments as a capital contribution to the extent permitted under applicable law.

Pursuant to the Settlement Agreement, any settlements, payments, or proceeds on account of any rights of NRG or GenOn with respect to GenMA or REMA shall be payable exclusively to GenOn; provided that, prior to the Effective Date, GenOn shall consult in advance with the GenOn Steering Committee and the GAG Steering Committee and shall not enter into any agreement regarding an in-court or out-of-court restructuring or recapitalization transaction with respect to REMA without the consent of the GenOn Steering Committee, such consent not to be unreasonably withheld, or, with respect to GenMA, without the consent of the GenOn Steering Committee and the GAG Steering Committee, such consent not to be unreasonably withheld; provided, that the consent of the GAG Steering Committee shall not be required to the extent such agreement is effectuated on or after the Effective Date and provides that GAG shall have no liability for any breaches of such agreement prior to the Effective Date.

Within fourteen (14) days following the Effective Date, the Consenting Noteholders, GenOn, and the NRG Parties shall cause the Noteholder Litigation to be dismissed with prejudice, with each party to bear its own costs.  Subject to the terms of the Restructuring Support Agreement and Settlement Agreement, the Consenting Noteholders shall take all steps reasonably necessary to direct the GAG Notes Trustee and the GenOn Notes Trustee, as applicable, to comply with and consent to the terms hereof, consistent with the Restructuring Support Agreement and Settlement Agreement.

The Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to implement the NRG Settlement, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

G.                                    Surety Bonds

On the Effective Date, GenOn shall indemnify NRG for all unreimbursed obligations in respect of surety bonds provided or guaranteed by NRG for the benefit of GenOn.

H.                                    Transition Arrangements

On the Effective Date, Reorganized GenOn and NRG shall enter into the Transition Services Agreement (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith).

For two months after the Effective Date, NRG shall continue providing the Shared Services unless otherwise determined by Reorganized GenOn, and Reorganized GenOn shall have no obligation to pay and NRG shall not earn any Shared Services Fees during such period.  Thereafter, Reorganized GenOn shall have the option, in its sole discretion, to extend the provision of Shared Services by NRG for an additional two months, in one-month increments, in exchange for payment of the prorated portion of the Shared Services Fee, and may further extend for such additional periods thereafter, as needed, subject to negotiation and further agreement by NRG and Reorganized GenOn.

If GenOn has paid for Shared Services during the Chapter 11 Cases and the Services Credit has been earned but not exhausted or applied in full, NRG shall, upon request by GenOn, reimburse such payments in cash up to the amount of any unused Services Credit.

The Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the Transition Services Agreement and continue the Shared Services, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

I.                                         Tax Matters and Tax Matters Agreement

On the Effective Date, NRG and Reorganized GenOn shall enter into the Tax Matters Agreement and as more fully set forth in the Tax Matters Agreement, all Tax Attributes shall vest in Reorganized GenOn to the maximum extent permitted by applicable law.  On and prior to the Effective Date, the Debtors and the Non-Debtor Subsidiaries are authorized to take any actions necessary to preserve such Tax Attributes.

NRG is permanently enjoined from taking any actions inconsistent with this Plan and the Confirmation Order relating to tax matters.  To the extent permitted by applicable Tax Law, after the Effective Date, NRG shall be permitted to claim the Worthless Stock Deduction in the tax year of the Effective Date.

The Exit Structure shall be implemented in accordance with the Restructuring Transactions Memorandum and such a manner that the Worthless Stock Deduction will not reasonably be expected to materially adversely impact the pro forma tax liabilities of Reorganized GenOn, under realistic assumptions regarding the operation of, or asset sales by, such entities in the future.

J.                                       Pension Indemnification

On the Effective Date, GenOn and NRG shall enter into the Pension Indemnity Agreement in favor of Reorganized GenOn (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith).  The Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the Pension Indemnity Agreement, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

Pursuant to the Settlement Agreement, NRG shall pay near-term cash obligations due in 2017 (expected to be approximately $13.2 million) related to the Pension Plans on behalf of GenOn and its direct or indirect subsidiaries; provided, that if GenOn has paid such amounts, NRG will reimburse GenOn for such payments on the Effective Date.

From and after the Effective Date, employees of GenOn and its direct or indirect subsidiaries shall no longer accrue benefits under the Pension Plans or any other benefit plans sponsored, maintained or contributed to by NRG and its subsidiaries and affiliates, which shall remain at NRG.

Additionally, GenOn and its direct or indirect subsidiaries, as applicable, shall assume all of its collective bargaining agreements and shall establish separate benefit plans for current employees to the extent required by the collective bargaining agreements, which plans will provide benefits accrued after the Effective Date, subject to advance consent by the unions to contract modifications necessary to take into account that the existing pension and health and welfare plans are remaining at NRG.  For the avoidance of doubt, on and after the Effective Date, there shall be no multiple-employer pension plan between or among NRG and GenOn and its direct or indirect subsidiaries.

K.                                    Cooperation Agreement

The Cooperation Agreement entered into by GenOn, NRG, and the GenOn Steering Committee shall remain in effect after the Effective Date (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith).  The Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to consummate the Cooperation Agreement, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any Person.

L.                                      Corporate Existence

Except as otherwise provided in the Plan, the New Organizational Documents, the Third-Party Sale Transaction Documents, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation and bylaws (or other analogous formation documents) are amended by the Plan or otherwise (including in connection with any conversion of the Reorganized Debtors to a limited liability company), and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

M.                                  Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan, the Third-Party Sale Transaction Documents, or the Plan Supplement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors, including Interests held by the Debtors in Non-Debtor Subsidiaries, pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

N.                                    Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the Plan, all notes, indentures, instruments, certificates, and other documents evidencing Claims, shall be cancelled, and the obligations of the Debtors or the Reorganized Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be discharged and deemed satisfied in full; provided, that notwithstanding Confirmation or the occurrence of the Effective Date, any such indenture or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of, as applicable: (a) enabling Holders of Allowed Claims under such indentures or agreements to receive distributions under the Plan as provided herein and (b) allowing and preserving the rights of the GenOn Notes Trustee and the GAG Notes Trustee, or any applicable paying agent, as applicable, to (i) make distributions in satisfaction of Allowed Claims under such indentures or agreements, (ii) maintain and exercise their respective charging liens against any such distributions, (iii) seek compensation and reimbursement for any reasonable and documented fees and expenses incurred in making such distributions, (iv) maintain and enforce any right to indemnification, expense reimbursement, contribution, or subrogation or any other claim or entitlement that the GenOn Notes Trustee may have under the GenOn Notes Indentures and the GAG Notes Trustee may have under the GAG Notes Indenture, (v) exercise their rights and obligations relating to the interests of their holders pursuant to the GenOn Notes Indenture or GAG Notes Indenture, as applicable, and (vi) appear and be heard in these Chapter 11 Cases. For the avoidance of doubt, all indemnification obligations and expense reimbursement obligations of the Debtors arising under the GenOn Notes Indentures in favor of the GenOn Notes Trustee and the GAG Notes Indenture in favor of the GAG Notes Trustee, shall survive, remain in full force and effect, and be enforceable against the Debtors and Reorganized Debtors on and after the Effective Date and shall be enforceable through, among other things, the exercise of the applicable charging lien.

On and after the Effective Date, all duties and responsibilities of the GenOn Notes Trustee under the GenOn Notes Indentures, the GAG Notes Trustee under the GAG Notes Indenture and any applicable paying agents shall be fully discharged unless otherwise specifically set forth in or provided for under the Plan, the Confirmation Order, or the Plan Supplement.

As a condition precedent to receiving any distribution on account of its GAG Notes Claim and/or GenOn Notes Claim, as applicable, each holder of record of a GAG Note and/or GenOn Note, as applicable, shall be deemed to have surrendered such note(s) or other documentation underlying such note(s), and such surrendered note(s) and other documentation shall be deemed to be cancelled as of the Effective Date pursuant to this Article IV.N, except to the extent otherwise provided herein.

O.                                    Corporate Action

Upon the Effective Date, or as soon thereafter as is reasonably practicable, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects, including, as applicable:  (1) the implementation of the Restructuring Transactions; (2) the selection of the directors and officers for Reorganized GenOn and the other Reorganized Debtors; (3) the incurrence of the Exit Financing; (4) the issuance and/or execution of the Exit Financing and the distribution of the proceeds thereof in accordance with the Plan; (5) the incurrence of the New Subordinated Notes; (6) the issuance of the New Subordinated Notes; (7) the adoption of a Management Incentive Plan, if any, by the New Board of Reorganized GenOn and grant of awards, if any, thereunder; (8) the issuance and distribution of New Common Stock, including on the Effective Date and/or in connection with section M(5) hereof; (9) the approval and implementation of the NRG Settlement; and (10) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date); provided that, with respect to any Third-Party Sale Transactions consummated prior to the Effective Date, all actions necessary to consummate such Third-Party Sale Transaction in accordance with the terms of this Plan shall be deemed authorized and approved by the Bankruptcy Court as of the Sale Closing Date applicable to such Third-Party Sale Transaction.  Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of Reorganized GenOn and the other Reorganized Debtors, and any corporate action required by the Debtors, Reorganized GenOn, or the other Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors, Reorganized GenOn, or the other Reorganized Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors, Reorganized GenOn, or the other Reorganized Debtors shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of Reorganized GenOn and the other Reorganized Debtors, including the New Exit Financing Documents, the Exit Financing, if any, the New Common Stock, and any and all other agreements, documents, securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by this Article IV.O shall be effective notwithstanding any requirements under non-bankruptcy law.

P.                                     New Organizational Documents

On or immediately before the Effective Date, GenOn or Reorganized GenOn, as applicable, will file its New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in its state of incorporation or formation in accordance with the applicable laws of the respective state of incorporation or formation.  After the Effective Date, Reorganized GenOn may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents.

Q.                                    Directors and Officers

On the Effective Date, the Reorganized GenOn Board shall consist of seven (7) members, subject to increase or decrease at the discretion of the GenOn Steering Committee, and will consist of such persons designated by the GenOn Steering Committee in its sole discretion.  On the Effective Date, the terms of the current members of the GenOn board of directors shall expire, and the Reorganized GenOn Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Plan Supplement.  To the extent that any such director or officer of the Reorganized Debtors is an “insider” under the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

R.                                     Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Support Agreement, the Backstop Financing Term Sheet, the Settlement Term Sheet, the Transition Services Agreement, the Pension Indemnity Agreement, the Management Incentive Plan, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

S.                                      Exemptions from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate or personal property transfer tax, sale or use tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents pursuant to such transfers of property without the payment of any such tax, recordation fee, or governmental assessment.

T.                                      Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article IX of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity.  Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order of the Bankruptcy Court, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

In accordance with section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided herein, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors. The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court.

U.                                    Director, Officer, Manager, and Employee Liability Insurance

To the extent that the D&O Liability Insurance Policies are considered to be Executory Contracts, notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all unexpired D&O Liability Insurance Policies with respect to the Debtors’ directors, managers, officers, and employees serving on or before the Petition Date pursuant to section 365(a) of the Bankruptcy Code, Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of each of the unexpired D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained herein, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed.

On or before the Effective Date, to the extent not already obtained, the Debtors will obtain reasonably sufficient liability insurance policy coverage (the “Tail Coverage”) for the six-year period following the Effective Date for the benefit of the Debtors’ current and former directors, officers, managers, and employees with coverage on terms no less favorable than the Debtors’ existing D&O Liability Insurance Policies and with an available aggregate limit of liability upon the Effective Date of no less than the aggregate limit of liability under the existing D&O Liability Insurance Policies upon placement.

Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including any policy providing the Tail Coverage) in effect and all members, managers, directors, and officers of the Debtors who served in such capacity at any time before the Effective Date of the Plan shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date of the Plan.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

V.                                     Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors may adopt and implement a Management Incentive Plan (including through the issuance of New Common Stock) for certain of the Debtors’ directors, officers, and employees.  The Reorganized GenOn Board, in its sole discretion, shall be authorized to institute such Management Incentive Plan, enact and enter into related policies and agreements.  For the avoidance of doubt, the terms and conditions of any Management Incentive Plan (including any related agreements, policies, programs, other arrangements, and Management Incentive Plan participants) shall be determined by the Reorganized GenOn Board in its sole discretion on or after the Effective Date.

W.                                  Employee and Retiree Obligations

The Debtors may, with the consent of the GenOn Steering Committee (such consent not to be unreasonably withheld), approve, assume, and, if currently provided by NRG, subject to the consents of the GenOn Steering Committee, such consent not to be unreasonably withheld, adopt, the Debtors’ written contracts, agreements, policies, programs and plans for, among other things, compensation, bonuses, reimbursement, indemnity, health care benefits, disability benefits, deferred compensation benefits, travel benefits, vacation and sick leave benefits, savings, severance benefits, retirement benefits, welfare benefits, relocation programs, life insurance and accidental death and dismemberment insurance, including written contracts, agreements, policies, programs and plans for bonuses and other incentives or compensation for the Debtors’ current and former employees, directors, officers, and managers, including the Executive Employment Agreement, executive compensation programs, and all existing compensation arrangements for the employees of the Debtors as well as for the benefit of any NRG employees, directors, officers or manager transferred to Debtors in connection with the Restructuring.  For the avoidance of doubt, the foregoing consent rights are applicable to any motions seeking approval of any key employee incentive or retention programs during the Chapter 11 Cases.  Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), under any plan, fund, or program maintained or established by the Debtors prior to the Petition Date, if any, shall continue to be paid in accordance with applicable law.

X.                                     Exemption from Registration Requirements

Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Common Stock and the Subscription Rights (to the extent deemed to be Securities) in respect of Claims as contemplated by the Plan (except any New Common Stock issued in connection with any Third-Party Sale Transaction) is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of Securities.  The New Common Stock and the Subscription Rights (to the extent deemed to be Securities) to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of Section 1145 of the Bankruptcy Code.

Pursuant to section 4(a)(2) of the Securities Act, to the extent the New Common Stock, the New Senior Secured Notes or the New Subordinated Notes issued under the Plan are deemed Securities, they will be exempt from, among other things, the registration requirements of Section 5 of the Securities Act to the maximum extent permitted thereunder and any other applicable state or foreign securities laws requiring registration prior to the offering, issuance, distribution, or sale of Securities. Any and all New Common Stock, Subscription Rights, New Senior Secured Notes and New Subordinated Notes offered, issued, or distributed under the Plan or New Senior Secured Notes issued upon exercise of the Subscription Rights shall be deemed “restricted securities” that may not be offered, sold, exchanged, assigned, or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available, and in compliance with any applicable state or foreign securities laws.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock to be issued under the Plan through the facilities of DTC, DTC is authorized to rely solely on the Confirmation Order and the Reorganized Debtors need not provide any further evidence other than the Plan and the Confirmation Order with respect to the treatment of the New Common Stock to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock, the Subscription Rights, the New Senior Secured Notes and the New Subordinated Notes to be issued under the Plan are exempt from registration.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock to be issued under the Plan are exempt from registration.

Y.                                      Payment of Restructuring Expenses

Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or Reorganized Debtors, as applicable, shall pay on the Effective Date all then-outstanding Restructuring Expenses. Such Cash payments are, and shall be deemed, a component of the treatment provided to Holders of GenOn Notes Claims in Class 4 and GAG Notes Claims in Class 5, as applicable.

ARTICLE V
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                     Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein, all Executory Contracts or Unexpired Leases are hereby assumed and assigned to the Reorganized Debtors in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, other than:  (1) those that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) those that have been previously rejected by a Final Order; (3) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (4) those that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (5) those that are assumed and assigned to a Purchaser pursuant to any Third-Party Sale Transaction Documents.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumptions, assumptions and assignments, or rejections of such Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Rejected Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.  Each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date; provided that the Debtors shall not amend the Schedule of Rejected Executory Contracts and Unexpired Leases with respect to the treatment of any Unexpired Leases after the Confirmation Date without the consent of the applicable lease counterparty.

To the maximum extent permitted by law, to the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.                                     Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be served with a notice of rejection of Executory Contracts and Unexpired Leases substantially in the form approved by the Bankruptcy Court pursuant to the Bankruptcy Court order approving the Disclosure Statement as soon as reasonably practicable following entry of the Bankruptcy Court order approving the Disclosure Statement.  Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court within the earliest to occur of (1) 30 days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection or (2) 30 days after notice of any rejection that occurs after the Effective Date.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.  Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

C.                                    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under an Assumed Executory Contract or Unexpired Lease, as reflected on the Cure Notice, shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date, subject to the limitations described below, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding (1) the amount of any payments to cure such a default, (2) the ability of the Reorganized Debtors or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

At least 14 days before the Confirmation Hearing, the Debtors shall distribute, or cause to be distributed, Cure Notices of proposed assumption or assumption and assignment and proposed amounts of Cure Claims to the applicable third parties.  Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment or related cure amount must be filed, served, and actually received by the Debtors at least seven days before the Confirmation Hearing.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment or cure amount will be deemed to have assented to such assumption or assumption and assignment and cure amount.  Notwithstanding anything herein to the contrary, in the event that any Executory Contract or Unexpired Lease is removed from the Schedule of Rejected Executory Contracts and Unexpired Leases after such 14-day deadline, a Cure Notice of proposed assumption or assumption and assignment and proposed amounts of Cure Claims with respect to such Executory Contract or Unexpired Lease will be sent promptly to the counterparty thereof and a noticed hearing set to consider whether such Executory Contract or Unexpired Lease can be assumed or assumed and assigned.

If the Bankruptcy Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or Reorganized Debtors, as applicable, may add such Executory Contract or Unexpired Lease to the Schedule of Rejected Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease.  Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed Disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.                                    Insurance Policies

Each of the Debtors’ insurance policies and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims.

E.                                     Indemnification Obligations

The Debtors and Reorganized Debtors shall assume the Indemnification Obligations for the Debtors’ current and former directors, officers, managers, and employees, and current attorneys, accountants, investment bankers, and other professionals of the Debtors, to the extent consistent with applicable law, and such Indemnification Obligations shall not be modified, reduced, discharged, impaired, or otherwise affected in any way, and shall survive Unimpaired and unaffected, irrespective of when such obligation arose.

F.                                     Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

G.                                    Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, nor anything contained in the Plan or the Plan Supplement, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

H.                                    Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

I.                                         Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.  Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) that have not been rejected as of the date of Confirmation will survive and remain unaffected by entry of the Confirmation Order, except as provided herein.

ARTICLE VI
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                     Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan.  If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII.  Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.  The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.                                     Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date.  The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

All distributions on account of Allowed GAG Notes Claims and Allowed GenOn Notes Claims (a) shall be governed by the GAG Notes Indenture and the GenOn Notes Indentures, as applicable, and (b) will be made to (or in coordination with) the GAG Notes Trustee and the GenOn Notes Trustee, respectively, which will serve as the Reorganized Debtors’ designees for purposes of making distributions under the Plan to Holders of the GAG Notes Claims and GenOn Notes Claims.  The GAG Notes Trustee and the GenOn Notes Trustee may transfer or direct the transfer of such distributions directly through the facilities of DTC (with the accompanying surrender of the GAG Notes Claims and GenOn Notes Claims) and will be entitled to recognize and deal for all purposes under the Plan with DTC, on or as soon as practicable after the Effective Date, consistent with the customary practices of DTC.  To the extent that any distributions are not eligible for distribution through DTC, the GAG Notes Trustee or the GenOn Notes Trustee, respectively, or the applicable paying agent, as applicable, shall have no duties or responsibility relating to any form of distribution that is not DTC eligible; provided, that all such distributions shall be subject in all respects to the right of the GAG Notes Trustee or GenOn Notes Trustee to assert its applicable charging liens arising under and in accordance with the applicable indenture and any ancillary document, instrument, or agreement, against such distributions with respect to any unpaid fees and expenses (including professionals’ fees) or other amounts payable to the GAG Notes Trustee or the GenOn Notes Trustee, or any applicable paying agent, as applicable, under the applicable indenture and any related or ancillary document, instrument, agreement or principle of law as applicable.  All distributions made to Holders of Allowed GAG Notes Claims and Allowed GenOn Notes Claims are expected to be eligible to be distributed through the facilities of DTC.

C.                                    Rights and Powers of Distribution Agent

1.                                      Powers of the Distribution Agent

The Distribution Agent or its designee shall be empowered to:  (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2.                                      Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by the Distribution Agent or its designee on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by the Distribution Agent or its designee shall be paid promptly in Cash by the Reorganized Debtors.

D.                                    Delivery of Distributions

1.                                      Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims (other than with respect to the GAG Notes Claims and GenOn Notes Claims) shall be made to Holders of record as of the Distribution Record Date by the Reorganized Debtors or the Distribution Agent, as appropriate:  (a) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors have not been notified in writing of a change of address); (b) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (c) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf.  Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The Debtors, the Reorganized Debtors, and the Distribution Agent, the GenOn Notes Trustee, the GAG Notes Trustee, and any applicable paying agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

2.                                      Reserve of New Common Stock

On the Effective Date, if there are any Holdback Shares, a new common stock reserve (the “New Common Stock Reserve”) shall be established by either the Debtors or the Reorganized Debtors (depending upon the applicable Exit Structure) for the distribution of Holdback Shares pursuant to the terms of the Plan. The Holdback Shares for each Holdback Entity shall be issued on the Effective Date, and on behalf of such Holdback Entity placed in the New Common Stock Reserve by the Debtors or the Reorganized Debtors, as applicable.  Each of the Holdback Shares shall be distributed from the New Common Stock Reserve to the applicable Holdback Entity in accordance with the terms of the Plan as soon as possible after (x) all Required Regulatory Approvals for the distribution of such shares to such Holdback Entity have been obtained or (y) the distribution of such shares to such Holdback Entity would no longer require any of the Required Regulatory Approvals (it being understood that any given time only those Holdback Shares for which one of the foregoing requirements have been satisfied shall be distributed). The Holdback Entities and the Debtors or Reorganized Debtors, as applicable, will cooperate with each other with respect to obtaining any Required Regulatory Approvals. The New Common Stock Reserve Administrator shall vote the Holdback Entity Shares in the Holdback Trust in its discretion for the benefit of but without consultation with the applicable Holdback Entity.  Notwithstanding the foregoing, each Holdback Entity shall at all times have the right, in its sole discretion, to direct the New Common Stock Reserve Administrator to sell or otherwise dispose of any of the Holdback Shares attributable to it and held in the New Common Stock Reserve, and the New Common Stock Reserve Administrator shall, as promptly as reasonably practical, use commercially reasonable efforts to sell or dispose of such Holdback Shares upon receiving and in accordance with any such direction from such Holdback Entity, subject to compliance with applicable law and any applicable contractual restrictions.  The New Common Stock Reserve Administrator shall have no liability for the price received for such Holdback Shares.  The net proceeds of such sale shall be promptly distributed to such Holdback Entity.  If the issuance of all Holdback Shares to a single New Common Stock Reserve would require any Required Regulatory Approval or create additional restrictions on trading that can be avoided by establishing one or more additional reserves, the Debtors or the Reorganized Debtors, as applicable, shall be required to establish one or more additional, separately administered, New Common Stock Reserves and divide the Holdback Shares between all such reserves, and the provisions above shall apply to all such additional reserves.

It is intended that the New Common Stock Reserve be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Section 671 through 677 of the Internal Revenue Code.  In furtherance of this objective, the New Common Stock Plan Administrator shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the New Common Stock Reserve.  All assets held by the New Common Stock Reserve shall be deemed for federal income tax purposes to have been distributed by the Debtors or Reorganized Debtors, as applicable, to the Holdback Entities, and then contributed by the Holdback Entities to the New Common Stock Reserve in exchange for their interest in the New Common Stock Reserve.  All Holders shall use the valuation of the New Common Stock transferred to the New Common Stock Reserve as established by the Debtors or Reorganized Debtors for all federal income tax purposes, which determination shall be made as soon as reasonably practicable following the Effective Date.  The Holdback Entities (or their direct or indirect owners, as required under applicable tax law) will be treated as the grantors of the New Common Stock Reserve.  The New Common Stock Reserve will be responsible for filing information on behalf of the New Common Stock Reserve as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).  The foregoing treatment shall also apply, to the extent permitted by applicable law, for all state, local, and non-U.S. tax purposes.  Further, the New Common Stock Reserve is intended to comply with the conditions and the requirements set forth in Rev. Prov. 94-45, 1994-2 C.B. 684.

Allocations of taxable income with respect to the New Common Stock Reserve shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions) if, immediately prior to such deemed distribution, the New Common Stock Reserve had distributed all of its other assets (valued for this purpose at their tax book value) to the Holdback Entities, taking into account all prior and concurrent distributions.  Similarly, taxable losses of the New Common Stock Reserve will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.  The tax book value of the assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired, adjusted in either case in accordance with tax accounting principles prescribed by applicable tax law.

To the extent the New Common Stock Reserve is determined to incur any tax liability (including any withholding for any reason), it shall be entitled to liquidate New Common Stock to satisfy such tax liability.

3.                                      Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Reorganized Debtors have determined the then current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date.  After such date, all unclaimed property or interests in property shall revert to the applicable Debtors without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or Interest in property shall be discharged and forever barred.

4.                                      No Fractional Distributions

No fractional shares of New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows:  (a) fractions of one half or greater shall be rounded to the next higher whole number and (b) fractions of less than one half shall be rounded to the next lower whole number with no further payment therefore.  The total number of authorized shares of New Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the foregoing rounding.  For the purpose of distributions to holders of GenOn Notes Claims, DTC shall be treated as a single holder.

5.                                      Minimum Distributions

Holders of Allowed Claims entitled to distributions of $50 or less shall not receive distributions, and each such Claim to which this limitation applies shall be discharged pursuant to Article IX and its Holder is forever barred pursuant to Article IX from asserting that Claim against the Reorganized Debtors or their property.

E.                                     Manner of Payment

At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check or wire transfer or as otherwise required or provided in applicable agreements.

F.                                     Compliance with HSR Act

To the extent that any Holder of GenOn Notes will hold New Common Stock valued in excess of the relevant reporting thresholds under the HSR Act as a result of distributions to be made on the Effective Date and the acquisition of New Common Stock by such Holder either (i) is not eligible for an exemption under the HSR Act or (ii) is required to be notified to the US antitrust agencies pursuant to the HSR Act and the relevant waiting period associated therewith has not expired or been terminated as of the Effective Date, then such Holder shall sell a sufficient amount of New Common Stock such that by the end of the day on the Distribution Date, such holder will hold New Common Stock valued at or below the relevant reporting threshold under the HSR Act.

G.                                    Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, Reorganized GenOn and the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

H.                                    Allocations

Distributions in respect of Allowed Claims shall be allocated first to the principal amount of such Claims (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claims, to any portion of such Claims for accrued but unpaid interest as Allowed herein.

I.                                         No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in an order of the Bankruptcy Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

J.                                       Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, and other than with respect to all GAG Notes Claims and Allowed GenOn Notes Claims, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.  In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Effective Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.                                    Claims Paid or Payable by Third Parties

1.                                      Claims Paid by Third Parties

The Debtors, or the Reorganized Debtors, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a Holder of a Claim receives a distribution from the Debtors or Reorganized Debtors on account of such Claim and also receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the applicable Debtor or Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the total amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the applicable Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.                                      Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.                                      Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Notwithstanding anything herein to the contrary (including Article IX), nothing shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers; provided that the NRG Settlement shall settle and release Causes of Action in accordance with its terms.

ARTICLE VII
PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

A.                                     Allowance of Claims and Interests

After the Effective Date, each of the Debtors or the Reorganized Debtors shall have and retain any and all rights and defenses such Debtor had with respect to any Claim immediately before the Effective Date.  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan or the Bankruptcy Code, or the Bankruptcy Court has entered a Final Order, including the Confirmation Order (when it becomes a Final Order), in the Chapter 11 Cases allowing such Claim.

B.                                     Claims and Interests Administration Responsibilities.

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors and the Consenting Creditors shall have the sole authority to File and prosecute objections to Claims, and the Reorganized Debtors shall have the sole authority to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.  For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.T of the Plan.

C.                                    Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before seven (7) days after the date on which such Claim is estimated.  Each of the foregoing Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

D.                                    Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to file an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E.                                     Time to File Objections to Claims

Any objections to Claims shall be filed on or before the Claims Objection Deadline.

F.                                     Disallowance of Claims

Except as otherwise provided herein or in the Confirmation Order, any Claims held by an Entity from which property is recoverable under section 542, 543, 550, or 553  of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f),  522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed  pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any  distributions on account of such Claims until such time as such Causes of Action against that  Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all  sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the  Reorganized Debtors. All Proofs of Claim Filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order, or approval of the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors, any and all Proofs of Claim Filed after the Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims may not receive any distributions on account of such Claims, unless such late Proof of Claim has been deemed timely Filed by a Final Order.

G.                                    Amendments to Claims; Additional Claims

On or after the Effective Date, a Claim may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Claim Filed shall be deemed disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court.

H.                                    No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

I.                                         Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

J.                                       No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII
THE LIQUIDATING TRUST AND THE LIQUIDATING TRUSTEE

A.                                     Liquidating Trust Creation

On the Effective Date, a Liquidating Trust may, in consultation with the GenOn Steering Committee, be established and become effective for the benefit of the Beneficiaries.  The Liquidating Trust Agreement shall (i) be in form and substance consistent in all respects with this Plan and be reasonably acceptable to the Debtors, and (ii) contain customary provisions for trust agreements utilized in comparable circumstances, including any and all provisions necessary to ensure continued treatment of the Liquidating Trust as a grantor trust and the Beneficiaries as the grantors and owners thereof for federal income tax purposes.  All relevant parties (including the Debtors, the Liquidating Trustee, and the Beneficiaries) will take all actions necessary to cause title to the Liquidating Trust Assets to be transferred to the Liquidating Trust.  The powers, authority, responsibilities, and duties of the Liquidating Trust and the Liquidating Trustee are set forth in and will be governed by the Liquidating Trust Agreement, the Plan, and the Confirmation Order.

B.                                     Purpose of the Liquidating Trust

The Liquidating Trust will be established for the primary purpose of liquidating its assets and making distributions in accordance with the Plan, Confirmation Order, and the Liquidating Trust Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.

C.                                    Transfer of Assets to the Liquidating Trust

The Debtors and the Liquidating Trustee will establish the Liquidating Trust on behalf of the Beneficiaries pursuant to the Liquidating Trust Agreement, with the Beneficiaries to be treated as the grantors and deemed owners of the Liquidating Trust Assets.  The Debtors will irrevocably transfer, assign, and deliver to the Liquidating Trust, on behalf of the Beneficiaries, all of their rights, title, and interests in the Liquidating Trust Assets.  The Liquidating Trust will accept and hold the Liquidating Trust Assets in the Liquidating Trust for the benefit of the Beneficiaries, subject to the Plan and the Liquidating Trust Agreement.

On the Effective Date, all Liquidating Trust Assets will vest and be deemed to vest in the Liquidating Trust in accordance with section 1141 of the Bankruptcy Code or as otherwise set forth in the Liquidating Trust Agreement; provided, however, that the Liquidating Trustee may abandon or otherwise not accept any Liquidating Trust Assets that the Liquidating Trustee believes, in good faith, have no value to the Liquidating Trust.  Any Assets the Liquidating Trust so abandons or otherwise does not accept shall not vest in the Liquidating Trust.  As of the Effective Date, all Liquidating Trust Assets vested in the Liquidating Trust shall be free and clear of all Liens, Claims, and Interests except as otherwise specifically provided in the Plan or in the Confirmation Order.  Upon the transfer by the Debtors of the Liquidating Trust Assets to the Liquidating Trust or abandonment of Liquidating Trust Assets by the Liquidating Trust, the Debtors will have no reversionary or further interest in or with respect to any Liquidating Trust Assets or the Liquidating Trust.  Notwithstanding anything herein to the contrary, the Liquidating Trust and the Liquidating Trustee shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order.

For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Debtors shall not transfer or be deemed to have transferred to the Liquidating Trust the Settled Claims or any other claims or Causes of Action (1) released pursuant to Article IX.E hereof or (2) exculpated pursuant to Article IX.G hereof to the extent of any such exculpation.

D.                                    Tax Treatment of the Liquidating Trust

It is intended that the Liquidating Trust be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations Section 301.7701-4(d) and as a “grantor trust” within the meaning of Section 671 through 677 of the Internal Revenue Code.  In furtherance of this objective, the Liquidating Trust shall, in its business judgment, make continuing best efforts not to unduly prolong the duration of the Liquidating Trust.

The Liquidating Trust Assets shall be deemed for U.S. federal income tax purposes to have been distributed by the Debtors or Reorganized Debtors, as applicable, to the Beneficiaries, and then contributed by the Beneficiaries to the Liquidating Trust in exchange for their respective interests in the Liquidating Trust.  All Holders shall use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trust for all federal income tax purposes, which determination shall be made as soon as reasonably practicable following the Effective Date.  The Beneficiaries of the Liquidating Trust (or their direct or indirect owners, as required under applicable tax law) will be treated as the grantors of the Liquidating Trust.  The Liquidating Trust will be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).  The foregoing treatment shall also apply, to the extent permitted by applicable law, for all state, local, and non-U.S. tax purposes.  Further, the Liquidating Trust is intended to comply with the conditions and the requirements set forth in Rev. Proc. 94-45, 1994-2 C.B. 684.

Allocations of taxable income with respect to the Liquidating Trust shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restriction on distributions) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Beneficiaries, taking into account all prior and concurrent distributions.  Similarly, taxable losses of the Liquidating Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets.  The tax book value of the assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired, adjusted in either case in accordance with tax accounting principles prescribed by applicable tax law.

To the extent the Liquidating Trust is determined to incur any tax liability (including any withholding for any reason), it shall be entitled to liquidate the Liquidating Trust Assets to satisfy such tax liability.

The Liquidating Trust will not be deemed a successor in interest of the Debtors for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.  In addition, the Liquidating Trust may request an expedited determination of Taxes of the Debtors or of the Liquidating Trust under Bankruptcy Code Section 505(b) for all returns filed for, or on behalf of, the Debtors and the Liquidating Trust for all taxable periods through the dissolution of the Liquidating Trust.

E.                                     Insurance

The Liquidating Trust may maintain customary insurance coverage for the protection of Entities serving as administrators and overseers of the Liquidating Trust on and after the Effective Date.

F.                                     Termination of the Liquidating Trust

The Liquidating Trustee shall be discharged and the Liquidating Trust shall be terminated, at such time as (1) all of the Liquidating Trust Assets have been liquidated, (2) all duties and obligations of the Liquidating Trustee hereunder have been fulfilled, (3) all distributions required to be made by the Liquidating Trust under the Plan and the Liquidating Trust Agreement have been made, and (4) the Chapter 11 Cases of the Debtors have been closed, but in no event shall the Liquidating Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion by the Liquidating Trustee within the six-month period prior to the fifth anniversary (or the end of any extension period approved by the Bankruptcy Court), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the liquidation, recovery and distribution of the Liquidating Trust Assets.

G.                                    Transfer of Beneficial Interests

Notwithstanding anything to the contrary in the Plan, beneficial interests in the Liquidating Trust shall not be transferrable except upon death of the interest holder or by operation of law.

H.                                    Termination of the Liquidating Trustee

The duties, responsibilities, and powers of the Liquidating Trustee will terminate in accordance with the terms of the Liquidating Trust Agreement.

I.                                         Exculpation; Indemnification

The Liquidating Trustee, the Liquidating Trust, professionals retained by the Liquidating Trust, and representatives of each of the foregoing will be exculpated and indemnified pursuant to the terms of the Liquidating Trust Agreement.

ARTICLE IX
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.                                     Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest, including the NRG Settlement.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, including the Settled Claims, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.                                     Discharge of Claims

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date (or the Sale Closing Date of any Third-Party Sale Transaction consummated prior to the Effective Date with respect to any Claims against Debtors whose equity is transferred pursuant to such Third-Party Sale Transaction), of Claims (including any Debtor Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date (or, where applicable, the Sale Closing Date) occurring.

C.                                    Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

D.                                    Release of Liens

Except (1) with respect to the Liens securing the Exit Financing, including the New Exit Credit Facility, the New Senior Secured Notes, and any other Exit Financing created pursuant to the New Exit Financing Documents, (2) with respect to any Lien and security interests granted to secure letters of credit that remain outstanding under the LC Facility or Revolving Credit Facility on the Effective Date, (3) with respect to any Lien or security interest granted to secure the New Subordinated Notes, if any, and (4) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date  (or the Sale Closing Date with respect to assets or properties that are transferred by Debtors under a Third-Party Sale Transaction and with respect to assets or properties of Debtors whose equity is transferred under a Third-Party Sale Transaction), all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates and, subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged, and the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtor and its successors and assigns.

E.                                     Debtor Release

Effective as of the Effective Date (or the Sale Closing Date of any Third-Party Sale Transaction consummated on or before the Effective Date with respect to any Causes of Action held by Debtors whose equity is transferred pursuant to such Third-Party Sale Transaction), and except as otherwise specifically provided in the Plan, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date (or, where applicable, the Sale Closing Date), each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part: (i) the Debtors (including the management, ownership, or operation thereof), the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement or the other Restructuring Transactions; (ii) any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan; (iii) the Chapter 11 Cases, the Disclosure Statement, the Plan, the filing of the Chapter 11 Cases, the NRG Settlement, the Settled Claims, the LC Facility, Avoidance Actions, the Third-Party Sale Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities (including the New Common Stock) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or (iv) upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including without limitation, with respect to the Settled Claims and all matters related thereto.  Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; and the Debtor Release does not waive or release any right, claim, or Cause of Action (a) in favor of any Debtor or Reorganized Debtor, as applicable, arising under any contractual obligation owed to such Debtor or Reorganized Debtor not satisfied or discharged under the Plan or (b) as expressly set forth in the Plan or the Plan Supplement.

F.                                     Third-Party Release

As of the Effective Date (or the Sale Closing Date of any Third-Party Sale Transaction consummated on or before the Effective Date with respect to any Causes of Action related to Debtors whose equity is transferred pursuant to such Third-Party Sale Transaction), and except as otherwise specifically provided in the Plan, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted on behalf of the Debtors, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part: (i) the Debtors, the Debtors’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement; (ii) any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing a legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, or the Plan; (iii) the Chapter 11 Cases, the Disclosure Statement, the Plan, the filing of the Chapter 11 Cases, the NRG Settlement, the Settled Claims, the LC Facility, Avoidance Actions, the Third-Party Sale Transactions, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement; or (iv)  upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including without limitation, with respect to the Settled Claims and all matters related thereto; provided that, without limiting the releases in clauses (i), (ii) and (iii) above, the foregoing clause (iv) does not release any prepetition or postpetition liability of or to any NRG Parties, or any claims or defenses of any NRG Parties, arising from or incurred in the ordinary course of business of such NRG Parties, except to the extent such liability arises from or relates to the Settled Claims.  Notwithstanding anything contained herein to the contrary, the foregoing release does not release any obligations of any party under the Plan or any document, instrument, or agreement executed to implement the Plan.

G.                                    Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third-Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the Settled Claims, the formulation, preparation, dissemination, negotiation, filing, or termination of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Transition Services Agreement, the Plan Supplement, the NRG Settlement, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

H.                                    Injunction

Effective as of the Effective Date (or, as applicable, the Sale Closing Date), pursuant to section 524(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, and except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold claims or interests that have been released, discharged, or are subject to exculpation are permanently enjoined, from and after the Effective Date (or, where applicable, the Sale Closing Date), from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties:  (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such claims or interests; (iii) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such claims or interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such Entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a claim or interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Plan.

I.                                         Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.                                       Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

K.                                    Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE X
CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.                                     Conditions Precedent to Confirmation of the Plan.

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to Article X.C of the Plan:

1.                                      the Bankruptcy Court shall have entered the Disclosure Statement Order;

2.                                      the Bankruptcy Court shall have entered the Confirmation Order;

3.                                      the Confirmation Order shall:

(a)         authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan, including the Third-Party Sale Transactions;

(b)         decree  that the provisions of the Confirmation Order and the Plan are nonseverable and mutually dependent;

(c)          authorize the Debtors and Reorganized Debtors, as applicable/necessary, to, among other things: (i) implement the Restructuring Transactions, including the NRG Settlement; (ii) issue and distribute the New Common Stock, including on account of any Management Incentive Plan, pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under the Plan, including the New Common Stock and, if applicable, the New Subordinated Notes; (iv) execute and deliver the New Exit Financing Documents and, if applicable, the New Subordinated Notes Documents, and to perform such person’s obligations thereunder; and (v) enter into any agreements, transactions, and sales of property as set forth in the Plan Supplement and, if applicable, the Third-Party Sale Transaction Documents;

(d)         provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax; and

(e)          contain the release, injunction, and exculpation provisions contained in this Plan and the Restructuring Term Sheet.

4.                                      the Restructuring Documents (as defined in the Restructuring Support Agreement) shall be in form and substance consistent with the approval provisions of the Restructuring Support Agreement;

5.                                      all claims related to or arising from the GenMA Cash Distribution shall have been resolved in a manner acceptable to the GenOn Steering Committee and the GAG Steering Committee (in the case of the GAG Steering Committee, to the extent that the failure to resolve such claims would, or is reasonably foreseeable that the failure to resolve such claims could, constitute an Adverse GAG Treatment Event); provided that the foregoing condition may be waived upon written consent from the GenOn Steering Committee and the GAG Steering Committee; and

6.                                      the Settlement Agreement shall provide for releases and/or indemnities relating to GenMa and REMA, in form and substance reasonably satisfactory to NRG, as set forth in the Settlement Term Sheet.

B.                                     Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article X.C of the Plan:

1.                                      the Confirmation Order shall have been duly entered;

2.                                      the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Plan, including FERC approval;

3.                                      the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall be consistent with the Restructuring Support Agreement in all material respects, and shall have been filed in a manner consistent with the Restructuring Support Agreement;

4.                                      all Allowed Professional Fee Claims and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court;

5.                                      all Restructuring Expenses shall have been paid in full;

6.                                      if applicable, the Exit Financing shall have been consummated;

7.                                      if applicable, the New Subordinated Notes shall have been issued;

8.                                      all assets shall have been vested in the Reorganized Debtors as contemplated under the Plan, subject to any Third-Party Sale Transactions consummated prior to the Effective Date;

9.                                      NRG shall not have claimed a Worthless Stock Deduction for tax year prior to the year of the Effective Date;

10.                               GenOn shall have provided the treatment to all undrawn letters of credit under the LC Facility and the Revolving Credit Facility as set forth in Article II.C and Article III, respectively;

11.                               GenOn shall have terminated and replaced all surety bonds currently provided by NRG on behalf of GenOn;

12.                               the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the Plan, the Restructuring Support Agreement, and the Restructuring Transactions Memorandum; and

13.                               all conditions to consummation of the Settlement Agreement (including payment of the NRG Settlement Payment and performance by NRG of all of its commitments under the NRG Settlement) must have been satisfied or waived by the Required Consenting Noteholders consistent with the approval rights set forth in the Restructuring Support Agreement.

C.                                    Waiver of Conditions Precedent

The Debtors, with the consent of the Required Consenting Noteholders, and solely to the extent consistent with the approval rights set forth in the Restructuring Support Agreement, may waive any of the conditions to

Confirmation or the Effective Date set forth in Article X.A or Article X.B of the Plan other than the requirement of Article X.A.6 and Articles X.B.10, 11 and 12 above (which shall require the consent of NRG) at any time without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan.

D.                                    Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

E.                                     Effect of Non-Occurrence of Conditions to Consummation

Except with respect to any Third-Party Sale Transactions consummated prior to the Effective Date, if the Effective Date does not occur with respect to any of Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims by or Claims against or Interests in such Debtors; (2) prejudice in any manner the rights of such Debtors, any Holders of a Claim or Interest, or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtors, any Holders, or any other Entity in any respect.

ARTICLE XI
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                     Modification of Plan

Subject to the limitations contained in the Plan and consistent with the approval rights set forth in the Restructuring Support Agreement, the Debtors reserve the right to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan and the Restructuring Support Agreement, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan.

B.                                     Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all permitted modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.                                    Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan before the Confirmation Date, consistent with the Restructuring Support Agreement.  If the Debtors revoke or withdraw the Plan, or if Confirmation and, except with respect to any Third-Party Sale Transactions consummated prior to the Effective Date, Consummation does not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall:  (a) constitute a waiver or release of any Claims or Interests; (b) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

ARTICLE XII
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.                                      allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Claim or Interest and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

2.                                      decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.                                      resolve any matters related to:  (a) the assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable in any manner and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, Cure Costs pursuant to section 365 of the Bankruptcy Code, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Reorganized Debtors amending, modifying, or supplementing, after the Confirmation Date, pursuant to Article V hereof, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed and assigned or rejected or otherwise; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.                                      ensure that distributions to Holders of Allowed Claims and Interests are accomplished pursuant to the provisions of the Plan;

5.                                      adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.                                      adjudicate, decide, or resolve any and all matters related to any Causes of Action;

7.                                      adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

8.                                      enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9.                                      enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

10.                               resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

11.                               grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

12.                               issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

13.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article IX hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

14.                               resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.J.1 hereof;

15.                               enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

16.                               determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement;

17.                               adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

18.                               consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

19.                               determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

20.                               hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

21.                               hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

22.                               enforce all orders previously entered by the Bankruptcy Court;

23.                               hear any other matter not inconsistent with the Bankruptcy Code;

24.                               enter an order or Final Decree concluding or closing the Chapter 11 Cases; and

25.                               enforce the injunction, release, and exculpation provisions set forth in Article IX hereof.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

A.                                     Immediate Binding Effect

Subject to Article X.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.                                     Additional Documents

On or before the Effective Date, and with the consent of the Required Consenting Noteholders, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the Restructuring Support Agreement.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

D.                                    Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, manager, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

E.                                     Service of Documents

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors:

GenOn Energy, Inc.
804 Carnegie Center

Princeton, New Jersey 08540
Attention:  Mac McFarland, Chief Executive Officer
E-mail:  mac@genon.com

With copies to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile:  (312) 862-2200
Attention:  David R. Seligman, P.C., Steven N. Serajeddini, and Christopher M. Hayes
E-mail:  david.seligman@kirkland.com, steven.serajeddini@kirkland.com, christopher.hayes@kirkland.com

If to a Consenting GenOn Noteholder or the GenOn Steering Committee:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 701-5800
Attention:  Damian S. Schaible, Angela M. Libby
Email: damian.schaible@davispolk.com, angela.libby@davispolk.com

If to a Consenting GAG Noteholder or the GAG Steering Committee:

Quinn Emanuel Urquhart & Sullivan, LLP

51 Madison Avenue, 22nd Floor
New York, New York 10010
Facsimile:  (212) 849-7100
Attention:  Benjamin Finestone, Daniel Holzman, and K. John Shaffer
E-mail:  benjaminfinestone@quinnemanuel.com, danielholzman@quinnemanuel.com, johnshaffer@quinnemanuel.com

If to NRG:

NRG Energy, Inc.
804 Carnegie Center

Princeton, New Jersey 08540
Attention:  Brian Curci, Corporate Secretary
E-mail:  brian.curci@nrg.com

With copies to:

Baker Botts LLP

2001 Ross Avenue

Dallas, Texas 75201
Facsimile:  (214) 953-6503
Attention:  C. Luckey McDowell, Emanuel C. Grillo, and Ian Roberts
E-mail:  luckey.mcdowell@bakerbotts.com, emanuel.grillo@bakerbotts.com, ian.roberts@bakerbotts.com

After the Effective Date, the Reorganized Debtors shall have the authority to send a notice to Entities that continue to receive documents pursuant to Bankruptcy Rule 2002 requiring such Entity to file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

F.                                     Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

G.                                    Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from http://dm.epiq11.com/genon or the Bankruptcy Court’s website at www.txsb.uscourts.gov/bankruptcy.  Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the

Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.  The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

H.                                    Nonseverability of Plan Provisions

If, before Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ or Reorganized Debtors’ consent, as applicable, provided, that any such deletion or modification must be consistent with the Restructuring Support Agreement; and (3) nonseverable and mutually dependent.

I.                                         Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and any previous plan.

J.                                       Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

K.                                    Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

[Remainder of page intentionally left blank.]

Dated:  September 18, 2017

Respectfully submitted,

By:	/s/ Mark A. McFarland
Name:	Mark A. McFarland
Title:	Chief Executive Officer

Prepared by:

Zack A. Clement (Texas Bar No. 04361550)

ZACK A. CLEMENT PLLC

3753 Drummond Street

Houston, Texas 77025

Telephone:                                   (832) 274-7629

Email:                                                            zack.clement@icloud.com

-and-

James H.M. Sprayregen, P.C. (admitted pro hac vice)

David R. Seligman, P.C. (admitted pro hac vice)

Steven N. Serajeddini (admitted pro hac vice)

W. Benjamin Winger (admitted pro hac vice)

Christopher M. Hayes (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

300 North LaSalle

Chicago, Illinois 60654

Telephone:                                 (312) 862-2000

Facsimile:                                       (312) 862-2200

Email:                                                            james.sprayregen@kirkland.com

                                                                                                david.seligman@kirkland.com

                                                                                                steven.serajeddini@kirkland.com

                                                                                                benjamin.winger@kirkland.com

                                                                                                christopher.hayes@kirkland.com

-and-

AnnElyse Scarlett Gibbons (admitted pro hac vice)

KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS INTERNATIONAL LLP

601 Lexington Avenue

New York, New York 10022

Telephone:                                   (212) 446-4800

Facsimile:                                         (212) 446-4900

Email:                                                            annelyse.gibbons@kirkland.com

Co-Counsel to the Debtors and Debtors in Possession